================================================================================
                                                                    EXHIBIT 10.8

                                CREDIT AGREEMENT

                                      among

                                CECO GROUP, INC.,
                               CECO FILTERS, INC.,
                            AIR PURATOR CORPORATION,
                              NEW BUSCH CO., INC.,
                   THE KIRK & BLUM MANUFACTURING COMPANY, and
                               KBD/TECHNIC, INC.,

                                  as Borrowers


                                       and

                             THE BANKS PARTY HERETO

                                       and

                         PNC BANK, NATIONAL ASSOCIATION
                                    as Agent




                          Dated as of December 7, 1999


================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

BACKGROUND........................................................................................................1

SECTION 1.  DEFINITIONS...........................................................................................1
         1.1      Defined Terms...................................................................................1
         1.2      Other Definitional Provisions..................................................................20
         1.3      Construction...................................................................................20

SECTION 2.  THE CREDITS..........................................................................................21
         2.1      Revolving Credit Loans.........................................................................21
         2.2      Term Loans.....................................................................................22
         2.3      General Provisions Regarding Loans.............................................................23
         2.4      Letter of Credit Subfacility...................................................................24
         2.5      Fees...........................................................................................27
         2.6      Notes; Repayment of Loans......................................................................27
         2.7      Interest on Loans..............................................................................28
         2.8      Default Rate; Additional Interest; Alternate Rate of Interest..................................29
         2.9      Termination, Reduction, Extension of Commitments; Additional Banks.............................29
         2.10     Optional and Mandatory Prepayments of Loans....................................................31
         2.11     Illegality.....................................................................................32
         2.12     Requirements of Law............................................................................33
         2.13     Taxes..........................................................................................34
         2.14     Indemnity......................................................................................35
         2.15     Pro Rata Treatment, etc........................................................................36
         2.16     Payments.......................................................................................36
         2.17     Borrowers' Representative......................................................................36
         2.18     Conversion and Continuation Options............................................................37

SECTION 3.  REPRESENTATIONS AND WARRANTIES.......................................................................38
         3.1      Financial Condition............................................................................38
         3.2      No Adverse Change..............................................................................38
         3.3      Existence; Compliance with Law.................................................................38
         3.4      Power; Authorization; Enforceable Obligations..................................................39
         3.5      No Legal Bar...................................................................................39
         3.6      No Material Litigation.........................................................................39
         3.7      No Default.....................................................................................39
         3.8      Taxes..........................................................................................40
         3.9      Federal Regulations............................................................................40
         3.10     ERISA..........................................................................................40
         3.11     Investment Company Act; Public Utility Holding Company Act.....................................41
         3.12     Purpose of Loans; Letters of Credit............................................................41


                                        i



         3.13      Environmental Matters.........................................................................41
         3.14     Ownership of the Borrowers.....................................................................42
         3.15     Patents, Trademarks, etc.......................................................................42
         3.16     Ownership of Property..........................................................................42
         3.17     Licenses, etc..................................................................................43
         3.18     No Burdensome Restrictions.....................................................................43
         3.19     Labor Matters..................................................................................43
         3.20     Partnerships...................................................................................43
         3.21     No Material Misstatements......................................................................43
         3.22     Affiliated Business Enterprises................................................................43
         3.23     Acquisition Documents..........................................................................43
         3.24     Year 2000 Compliance...........................................................................44

SECTION 4.  CONDITIONS PRECEDENT.................................................................................45
         4.1      Conditions to Closing..........................................................................45
         4.2      Conditions to Each Loan........................................................................47

SECTION 5.  AFFIRMATIVE COVENANTS................................................................................48
         5.1      Financial Statements...........................................................................48
         5.2      Certificates; Other Information................................................................49
         5.3      Payment of Obligations.........................................................................49
         5.4      Conduct of Business and Maintenance of Existence...............................................49
         5.5      Maintenance of Property; Insurance.............................................................50
         5.6      Inspection of Property; Books and Records; Discussions.........................................50
         5.7      Notices........................................................................................51
         5.8      Environmental Laws.............................................................................52
         5.9      Ownership of Borrowers; Joinder of Subsidiaries................................................52
         5.10     Management Changes.............................................................................53
         5.12     Plans and Benefit Arrangements.................................................................53
         5.13     Interest Rate Protection.......................................................................53
         5.14     Further Assurances; Power of Attorney..........................................................54

SECTION 6.  NEGATIVE COVENANTS...................................................................................54
         6.1      Financial Covenants............................................................................54
         6.2      Limitation on Debt.............................................................................56
         6.3      Limitation on Liens............................................................................56
         6.4      Limitations on Fundamental Changes.............................................................58
         6.5      Limitation on Sale of Assets...................................................................58
         6.7      Limitation on Distributions and Investments....................................................59
         6.8      Transactions with Affiliates...................................................................59
         6.9      Sale and Leaseback.............................................................................59
         6.10     Continuation of or Change in Business..........................................................59
         6.12     Changes in Organizational Documents............................................................59

                                       ii


SECTION 7.  EVENTS OF DEFAULT....................................................................................60
         7.1      Events of Default..............................................................................60
         7.2      Remedies.......................................................................................62

SECTION 8.  THE AGENT............................................................................................65
         8.1      Appointment....................................................................................65
         8.2      Delegation of Duties...........................................................................65
         8.3      Exculpatory Provisions.........................................................................65
         8.4      Reliance by Agent..............................................................................65
         8.5      Notice of Default..............................................................................66
         8.6      Non-Reliance on Agent and Other Banks..........................................................66
         8.7      Indemnification................................................................................67
         8.8      Agent in its Individual Capacity...............................................................67
         8.9      Successor Agent................................................................................67
         8.10     Beneficiaries..................................................................................67

SECTION 9.  MISCELLANEOUS........................................................................................68
         9.1      Amendments and Waivers.........................................................................68
         9.2      Notices........................................................................................68
         9.3      No Waiver; Cumulative Remedies.................................................................70
         9.4      Survival of Representations and Warranties.....................................................70
         9.5      Payment of Expenses and Taxes..................................................................70
         9.6      Successors and Assigns.........................................................................71
         9.7      Confidentiality................................................................................74
         9.8      Adjustments; Set-off...........................................................................74
         9.9      Counterparts...................................................................................75
         9.10     Severability...................................................................................75
         9.11     Integration....................................................................................75
         9.12     GOVERNING LAW..................................................................................76
         9.13     Submission To Jurisdiction; Waivers............................................................76
         9.14     Acknowledgments................................................................................76
         9.15     WAIVERS OF JURY TRIAL..........................................................................77
         9.16     Borrowers' Obligations.........................................................................77

                                       iii

SCHEDULES
---------

SCHEDULE I         Bank and Commitment Information
SCHEDULE 3.3       Compliance with Laws
SCHEDULE 3.6       Existing Litigation
SCHEDULE 3.10      ERISA Matters
SCHEDULE 3.13      Environmental Matters
SCHEDULE 3.14      Ownership of Borrowers and USFM
SCHEDULE 3.16      Real Property Interests
SCHEDULE 3.19      Labor Matters
SCHEDULE 3.20      Interests in Partnerships
SCHEDULE 6.2       Permitted Debt
SCHEDULE 6.3       Existing Liens

EXHIBITS

EXHIBIT A          Form of Borrowing Request
EXHIBIT B-1        Form of Revolving Credit Note
EXHIBIT B-2        Form of Term Loan A Note
EXHIBIT B-3        Form of Term Loan B Note
EXHIBIT B-4        Form of Term Loan C Note
EXHIBIT C          Form of Assignment and Acceptance
EXHIBIT D          Form of Borrowing Base Certificate

                                CREDIT AGREEMENT


                  THIS CREDIT AGREEMENT (this "Agreement") dated as of December 7, 1999, by and among CECO GROUP, INC. (the "Parent Company"), CECO FILTERS, INC., AIR PURATOR CORPORATION, NEW BUSCH CO., INC., THE KIRK & BLUM MANUFACTURING COMPANY, and KBD/TECHNIC, INC. (together with the Parent Company, the "Borrowers"), the several banks and other financial institutions from time to time parties to this Agreement (the "Banks"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent (in such capacity, the "Agent").

                                   BACKGROUND

                  The Borrowers have requested that the Banks make Loans and issue or participate in Letters of Credit (these terms and certain other terms are defined in Section 1.1 hereof) to the Borrowers, and the Banks severally have agreed to make Loans and/or participate in the issuance of Letters of Credit on the terms and conditions herein contained. Proceeds of the Loans will be used for the purposes described herein.

                  NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements herein set forth and for other consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound hereby, covenant and agree as follows:

                             SECTION 1. DEFINITIONS


                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:


                  "Acquisition Documents": shall mean all documents, instruments and agreements evidencing the K&B Acquisition.

                  "Administrative Fees":  as defined in subsection 2.5(b).

                  "Affiliate": any Person (other than a Subsidiary, or an officer, director or employee of any of the Borrowers who would not be an Affiliate but for such Person's status as an officer, director and/or employee) which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Borrowers, and any member, director, officer or employee of any such Person or any Subsidiary of a Borrower. For purposes of this definition, "control" shall mean the power, directly or indirectly, either to (i) vote 5% or more of the securities having ordinary voting power for the election of directors of such Person or
         (ii) direct or in effect cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "Applicable Commitment Fee Percentage": until the earlier of
         (i) the expiration of the twelve month period commencing on the Closing Date, and (ii) a Secondary Offering, one half of one percent (0.5%) per annum. Thereafter, the percent per annum determined by reference to the table set forth on Annex I hereto under the caption "Ongoing Margins", based upon the Borrowers' compliance with the Leverage Ratio at the levels set forth in such table as such Leverage Ratio is shown on the Applicable Margin Certificate required pursuant to subsection 5.2(a) for any fiscal quarter; provided, that any changes in the Applicable Commitment Fee Percentage pursuant to the foregoing provisions shall become effective from the fifth day following the date the Agent shall have received the Applicable Margin Certificate in respect of such fiscal quarter. In the event that the Applicable Margin Certificate required pursuant to Section 5.2(a) for any fiscal quarter is not timely delivered, then the Applicable Commitment Fee Percentage shall be determined by reference to Compliance Level IV, commencing as of the date such certificate was required to be delivered until the delivery of such certificate. In the event that the actual Leverage Ratio referred to in the table is subsequently determined to be different than as shown on the Applicable Margin Certificate (or as determined pursuant to the preceding sentence in the absence of delivery of an Applicable Margin Certificate) for any fiscal quarter, the Applicable Commitment Fee Percentage shall be recalculated for the applicable period based on such actual Leverage Ratio.

                   "Applicable Margin": until the earlier of (i) the expiration of the twelve month period commencing on the Closing Date, and (ii) a Secondary Offering, the amount set forth on Annex I under the caption "Initial Applicable Margin". Thereafter, the percent per annum determined by reference to the table set forth on Annex I hereto under the caption "Ongoing Margins", based upon the Borrowers' compliance with the Leverage Ratio at the levels set forth in such table as such Leverage Ratio is shown on the Applicable Margin Certificate required pursuant to Section 5.2(a) for any fiscal quarter; provided, that any changes in the Applicable Margin pursuant to the foregoing provisions shall become effective from the day following the date the Agent shall have received the Applicable Margin Certificate in respect of such fiscal quarter. In the event that the Applicable Margin Certificate required pursuant to Section 5.2(a) for any fiscal quarter is not timely delivered, then the Applicable Margin shall be determined by reference to Compliance Level IV, commencing as of the date such certificate was required to be delivered until the delivery of such certificate. In the event that the actual Leverage Ratio referred to in the table is subsequently determined to be different than as shown on the Applicable Margin Certificate (or as determined pursuant to the preceding sentence in the absence of delivery of an Applicable Margin Certificate) for any fiscal quarter, the Applicable Margin shall be recalculated for the applicable period based on such actual Leverage Ratio.

                  "Applicable Margin Certificate": as defined in Section 5.2(a).

                  "Asset Sale": means any sale, lease, transfer or other disposition or casualty loss of assets (each referred to for the purposes of this definition as a "disposition") by a Borrower other than (a) a disposition by a Borrower to another Borrower, (b) disposition of inventory in the ordinary course of business, (c) dispositions of surplus or obsolete inventory or equipment, waste or by-product material in the ordinary course of business and (d) dispositions of Permitted Investments.

                  "Assignment and Acceptance": an assignment and acceptance entered into by a Bank and an assignee, and acknowledged by the Agent, in the form of Exhibit C or such other form as shall be approved by the Agent.

                  "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the Prime Rate in effect on such day. Any change in the Base Rate due to a change in the Prime Rate shall be effective on the effective date of such change in the Prime Rate.

                  "Base Rate Borrowing": a Borrowing comprised of Base Rate
         Loans.

                  "Base Rate Loans": Loans bearing interest at a rate determined by reference to the Base Rate.

                  "Bonus Pool Payments": shall mean payments to Richard J. Blum, Lawrence J. Blum and David Blum, each pursuant to Section 3(e) of an Employment Agreement with one of the Borrowers in effect as of the date hereof.

                  "Borrowers": those Persons defined as such in the preamble of this Agreement.

                  "Borrowers' Representative": as defined in Section 2.17.

                  "Borrowing": each group of Loans of a single Type made by the Banks on a single date, and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

                  "Borrowing Request": a request made pursuant to Section 2.1(c) in the form of Exhibit A.

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in Pittsburgh, Pennsylvania are authorized or required by law to close; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London Interbank Market.

                  "Capital Lease": at any time, a lease with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "CECO": CECO Environmental Corp., the parent company of the Parent Company.

                  "CECO Debt Repayments": means amounts paid to CECO to permit payments by CECO to third party creditors and subject to a Subordination Agreement, to be immediately paid by CECO to one or more of the creditors under such Subordination Agreement; provided, that no such amounts may be paid to CECO if CECO would not be permitted to make such payment to such creditors under the Subordination Agreement.

                  "Closing":  as defined in Section 4.3.

                  "Closing Date":  as defined in Section 4.3.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitments": as to any Bank, the obligations of such Bank to make Term Loans and Revolving Credit Loans to the Borrowers hereunder in an aggregate principal amount at any one time outstanding not to exceed the respective amounts set forth opposite such Bank's name on
         Schedule I or in the Assignment and Acceptance pursuant to which such Bank becomes a party to this Agreement, as the same may be permanently terminated, reduced and extended from time to time pursuant to the provisions of Section 2.9 or changed by subsequent assignments pursuant to subsection 9.6(b).

                  "Commitment Fee":  as defined in subsection 2.5(a).

                  "Commitment Percentage": as to any Bank at any time, the proportion (expressed as a percentage) that the sum of such Bank's Commitments bears to the Total Commitment (or, at any time after the Commitments shall have expired or been terminated, the percentage which the amount of such Bank's Loans constitutes of the aggregate amount of the Loans of the Banks then outstanding).

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrowers within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrowers and which is treated as a single employer under
         Section 414 of the Code.

                  "Contingent Obligation": with respect to any Person (for the purpose of this definition, the "Obligor") any obligation (except the endorsement in the ordinary course of business of instruments for deposit or collection) of the Obligor guaranteeing or in effect guaranteeing any indebtedness of any other Person (for the purpose of this definition, the "Primary Obligor") in any manner, whether directly or indirectly, including (without limitation) indebtedness incurred through an agreement, contingent or otherwise, by the Obligor:

                           (a) to purchase such indebtedness of the Primary
                  Obligor or any Property or assets constituting security therefor;

                           (b) to advance or supply funds

                               (i) for the purpose of payment of such
                           indebtedness (except to the extent such indebtedness otherwise appears on Borrowers' balance sheet as indebtedness), or

                               (ii) to maintain working capital or other balance
                           sheet condition or any income statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation; or

                           (c) to lease Property or to purchase Securities or
                  other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the Primary Obligor to make payment of the indebtedness or obligation.

         For purposes of computing the amount of any Contingent Obligation, in connection with any computation of indebtedness or other liability, it shall be assumed that, without duplication, the indebtedness or other liabilities of the Primary Obligor that are the subject of such Contingent Obligation are direct obligations of the issuer of such Contingent Obligation.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Debt": with respect to any Person, at any time, without duplication, all of (i) its liabilities for borrowed money, including any Subordinated Debt, (ii) its liabilities secured by any Lien existing on property owned by such Person (whether or not such liabilities have been assumed), (iii) its liabilities in respect to Capital Leases; (iv) its liabilities under Contingent Obligations and under Interest Rate Protection Agreements; (v) its liabilities for amounts borrowed against cash surrender value of life insurance; and

         (vi) all other obligations which are required by GAAP to be shown as liabilities on its balance sheet but excluding (x) deferred taxes and other deferred or long-term liabilities and other amounts not in respect of borrowed money and (y) the aggregate amount of accounts receivable sold, factored or otherwise transferred for value without recourse (other than for breach of representations).

                  "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition precedent therein set forth, has been satisfied.

                  "Distribution": in respect of any corporation, (a) dividends, distributions or other payments on account of any capital stock of the corporation (except distributions in common stock of such corporation);
         (b) the redemption or acquisition of such stock or of warrants, rights or other options to purchase such stock (except when solely in exchange for common stock of such corporation); (c) all Bonus Pool Payments; and
         (d) any payment on account of, or the setting apart of any assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any share of any class of capital stock of such corporation or any warrants or options to purchase any such stock.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "EBITDA": for any period, net income (or loss) of a Person for such period, plus the amount of income taxes, interest expense, reasonable expenses arising out of the preparation, negotiation, execution and delivery of the Acquisition Documents and the Loan Documents, depreciation and amortization deducted from earnings in determining net income (or loss) of such Person , all as determined on a consolidated basis in accordance with GAAP.

                  "EBITDA Threshold": for the fiscal quarter ending December 31, 1999, EBITDA of CECO Filters, Inc., prior to any management fees paid to CECO for such period, in excess of $562,500.

                  "Eligible Inventory" shall mean and include raw materials, supplies and finished goods Inventory excluding work in process, valued at the lower of cost or market value, determined on a first-in-first-out basis, which (i) is not, in Agent's opinion, obsolete, slow moving or unmerchantable and (ii) Agent, in its reasonable discretion, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time deem appropriate, including, without limitation, whether the Inventory is subject to a perfected, first priority security interest in favor of Agent and whether the Inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof. Eligible Inventory shall include all Inventory in-transit for which title has passed to a Borrower, which is insured to the full value thereof and for which Agent shall have in its possession (a) all negotiable bills of lading properly endorsed and (b) all non-negotiable bills of lading issued in Agent's name.

                  "Eligible Receivables" shall mean and include each Receivable of each Borrower arising in the ordinary course of such Borrower's business and which Agent, in its reasonable credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Liens), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, unless otherwise agreed by Agent, no Receivable shall be an Eligible Receivable if:

                  (a) it arises out of a sale made by a Borrower to an Affiliate of a Borrower or to a Person controlled by an Affiliate of Borrower;

                  (b) it is due or unpaid more than ninety (90) days after the original invoice date, unless such Receivable (i) is due or unpaid less than one hundred twenty days (120) after the original invoice date from a customer having a debt rating of "BAA" or higher by Moody's or "BBB" or higher by S&P and is not in dispute, or (ii) is otherwise acceptable to the Banks; provided, that, the Borrowers shall provide the Agent with a list of all customers for which the condition in clause (i) above is applicable;

                  (c) fifty percent (50%) or more of the Receivables from such customer are past due, unless such Receivable (i) is due or unpaid less than one hundred twenty days (120) after the original invoice date from a customer having a debt rating of "A3" or higher by Moody's or "A-" or higher by S&P and is not in dispute, or (ii) is otherwise acceptable to the Banks; provided, that, the Borrowers shall provide the Agent with a list of all customers for which the condition in clause (i) above is applicable;

                  (d) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached in any material respect;

                  (e) the customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, or (vii) acquiesce to, or fail to have dismissed within 60 days, any petition which is filed against it in any involuntary case under such bankruptcy laws;

                  (f) the sale is to a customer outside the continental United States of America, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its reasonable discretion; provided, that this subsection shall not cause Receivables of any customer in Canada ("Canadian Receivables") to be ineligible except to the extent that all such Canadian Receivables exceed $250,000 at any date of determination.

                  (g) the sale to the customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper, unless Agent maintains a perfected security with respect to such Receivable or the Receivable is otherwise satisfactory to the Banks;

                  (h) the customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless such Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. subsection 3727 et seq. and 41 U.S.C. subsection 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

                  (i) the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the customer or the services giving rise to such Receivable have not been performed by a Borrower and accepted by the customer or the Receivable otherwise does not represent a final sale;

                  (j) the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim, the customer is also a creditor or supplier of a Borrower or the Receivable is contingent in any respect or for any reason;

                  (k) a Borrower has made any agreement with any customer for any deduction therefrom, except for discounts or allowances which are reflected in the calculation of the face value of each respective invoice related thereto (which face value is used in calculating availability under Section 2.1 hereof);

                  (l) any return, rejection or repossession of the merchandise has occurred; or

                  (m) such Receivable is not payable to a Borrower.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or binding requirements of any Governmental Authority, or binding Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

                  "Eurodollar Base Rate": with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the rate determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates of interest per annum for Dollars set forth on Telerate display page 3750 or such other display page on the Telerate System as may replace such page to evidence the average of rates quoted by banks designated by the British Bankers' Association (or appropriate successor, or if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent), for an amount approximately equal in principal amount to PNC's portion of such Eurodollar Loan.

                  "Eurodollar Borrowing": a Borrowing comprised of Eurodollar Loans.

                  "Eurodollar Loan": any Loan bearing interest at a rate determined by reference to the Eurodollar Rate in accordance with the provisions of Section 2.

                  "Eurodollar Rate": with respect to each Eurodollar Loan, a rate per annum determined in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Excess Cash Flow": for any fiscal year, the excess, if any, of (a) EBITDA before Bonus Pool Payments, less (b) principal payments under this Agreement, interest expense (other than deferred interest in respect of Subordinated Debt), taxes (other than deferred taxes), and capital expenditures, all determined for CECO on a consolidated basis in accordance with GAAP.

                  "Exposure": as to any Bank at any date, an amount equal to the sum of (a) the aggregate principal amount of all Loans made by such Bank then outstanding, and (b) such Bank's pro rata share of the maximum amount available to be drawn under all Letters of Credit then outstanding.

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fee Letter": that certain letter from the Agent to the Borrowers' Representative dated November 17, 1999 regarding certain administrative fees and closing fees.

                  "Fees": the Commitment Fees, the Administrative Fees and the Letter of Credit Fees.

                  "Fixed Charge Coverage Ratio": at the date of determination, the ratio of (i) EBITDA less capital expenditures to (ii) the sum of interest expense (other than deferred interest in respect of Subordinated Debt), income taxes (other than deferred taxes), dividends, Bonus Pool Payments (other than deferred Bonus Pool Payments) and scheduled principal amortization deducted in determining EBITDA, each determined for CECO on a consolidated basis and calculated as of the end of the fiscal quarter ending on or immediately preceding such date.

                  "GAAP": at any time with respect to the determination of the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation, generally accepted accounting principles as in effect on the date of, or at the end of the period covered by, the financial statements from which such asset, liability, item of income, or item of expense, is derived, or, in the case of any such computation, as in effect on the date when such computation is required to be determined.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guaranty": that certain Guaranty and Suretyship Agreement between CECO and the Agent, dated as of the date hereof, and any Guaranty and Suretyship Agreement entered into after the Closing Date by a newly created or acquired Subsidiary of any Borrower.

                  "Initial Audit": as defined in subsection 5.6(c).

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent":  pertaining to a condition of Insolvency.

                  "Interest Coverage Ratio": at the date of determination, the ratio of (i) EBITDA less capital expenditures to (ii) interest expense (other than deferred interest in respect of Subordinated Debt) deducted in determining EBITDA, each determined for CECO on a consolidated basis and calculated as of the end of the fiscal quarter ending on or immediately preceding such date.

                  "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each calendar month, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

                  "Interest Period":  with respect to any Eurodollar Loan:

                         (i) initially the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrowers in their notice of borrowing or notice of conversion, given with respect thereto; and

                        (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrowers by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

         provided that, the foregoing provisions relating to Interest Periods are subject to the following:

                        (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                        (ii) with respect to Eurodollar Loans, any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                        (iii) an Interest Period that otherwise would extend beyond the Termination Date shall end on the Termination Date; and

                        (iv) the Borrowers shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                  "Interest Rate Protection Agreements": as defined in Section 5.13.

                  "Inventory": has the meaning given in the Uniform Commercial Code in effect in the Commonwealth of Pennsylvania on the date hereof.

                  "Investments": investments (by loan or extension of credit, purchase, advance, guaranty, capital contribution or otherwise) made in cash or by delivery of Property, by the Borrowers (i) in any Person, whether by acquisition of stock or other ownership interest, indebtedness or other obligation or Security, or by loan, advance or capital contribution, or (ii) in any Property or (iii) any agreement to do any of the foregoing.

                  "Issuing Bank": PNC Bank, National Association, as issuer of Letters of Credit hereunder and each other Bank as is hereafter authorized by the Agent to issue a Letter of Credit hereunder.

                  "K&B Acquisition": shall mean the acquisition by the Parent Company of 100% of the Capital Stock of each of the K&B entities.

                  "K&B Entities": shall mean The Kirk & Blum Manufacturing Company and kbd/Technic, Inc.

                  "L/C Coverage Requirement": with respect to each Letter of Credit at any time, 100% of the maximum amount available to be drawn thereunder at such time (determined without regard to whether any conditions to drawing could be met at such time).

                  "Letter of Credit Fee": as defined in subsection 2.4(b).

                  "Letters of Credit": as defined in subsection 2.4(a).

                  "Leverage Ratio": at the date of determination, the ratio of consolidated Debt of CECO (but excluding that certain Debt of CECO for funds borrowed to purchase the Peerless Stock, if the market value of the Peerless Stock then owned by CECO exceeds the amount of such Debt) to EBITDA, each determined for CECO on a consolidated basis and calculated as of the end of the fiscal quarter ending on or immediately preceding such date.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

                  "Life Insurance": the life insurance policies covering the lives of Steven I. Taub, Richard J. Blum, Lawrence J. Blum and David D. Blum.

                  "Loans": the Revolving Credit Loans and Term Loans made by the Banks to the Borrowers pursuant to Section 2.1. Each Loan shall be (i) either a Eurodollar Loan or a Base Rate Loan and (ii) either a Revolving Credit Loan or a Term Loan.

                  "Loan Documents": this Agreement, the Notes, the Security Documents, the Guaranty, the assignments, subordinations, guaranties and all other agreements delivered in connection with this Agreement.

                  "Material Adverse Effect": a material adverse effect on (a) the validity or enforceability of this Agreement or any other Loan Document, (b) the business, Property, assets, financial condition, results of operations or prospects of the Borrowers taken as a whole,
         (c) the ability of the Borrowers taken as a whole duly and punctually to pay their Debts and perform their obligations hereunder, or (d) the ability of the Agent or any of the Banks, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, and ureaformaldehyde insulation.

                  "Moody's":  Moody's Investors Services, Inc.

                  "Mortgages": collectively, the Open-End Mortgage and Security Agreements, dated as of the date hereof, between the Agent and one of the Borrowers.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a) (3) of ERISA.

                  "Net Sale Proceeds": with respect to any Asset Sale, the amount equal to (i) the sum of (A) the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such Asset Sale and (B) the aggregate amount of any tax refunds received or any reduction in tax liability realized by the Borrowers as a result of any tax loss realized by the Borrowers in connection with such Asset Sale minus (ii) the sum of (A) the principal amount of Debt which is secured by the asset that is the subject of such Asset Sale (other than Debt assumed by the purchaser of such asset) and which is required to be, and is, repaid in connection with such Asset Sale (other than Debt hereunder) and (B) the reasonable fees, commissions, income taxes and other out-of-pocket expenses incurred by the Borrower in connection with such Asset Sale.

                  "Note": a Revolving Credit Note, a Term Loan A Note, a Term Loan B Note, or a Term Loan C Note.

                  "Parent Company": CECO Group, Inc.

                  "Participant": as defined in Section 9.6(f).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Peerless Stock": capital stock of Peerless Manufacturing Company owned by CECO on the Closing Date.

                  "Permitted Acquisition": an acquisition by a Borrower of the stock or assets of a Person on terms acceptable to the Agent and the Required Banks.

                  "Permitted Investments": Investments in:

                           (a) one or more Subsidiaries thereof which are or
                  hereafter agree to become Borrowers hereunder or execute and deliver a Guaranty to the Agent;

                           (b) Property to be used in the ordinary course of
                  business of the Borrowers;

                           (c) current assets arising from the sale or purchase
                  of goods and services in the ordinary course of business of the Borrowers;

                           (d) direct obligations of the United States of
                  America, or any agency or instrumentality thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one (1) year from the date of acquisition thereof;

                           (e) certificates of deposit, time deposits or
                  banker's acceptances, maturing within one (1) year from the date of acquisition, with banks or trust companies organized under the laws of the United States, the unsecured long-term debt obligations of which are rated "A3" or higher by Moody's or "A-" or higher by S&P, and issued, or in the case of banker's acceptance, accepted, by a bank or trust company having capital, surplus and undivided profits aggregating at least $500,000,000;

                           (f) commercial paper given the highest rating by
                  either S&P or Moody's maturing not more than 270 days from the date of creation thereof;

                           (g) mutual funds registered with the Securities and
                  Exchange Commission under the Investment Company Act of 1940 that hold themselves out as "money market funds;"

                           (h) trade credit extended on usual and customary
                  terms in the ordinary course of business;

                           (i) advances to employees to meet expenses incurred
                  by such employees in the ordinary course of business;

                           (j) loans (including loans to officers, directors or
                  employees), advances and investments not exceeding in the aggregate $100,000 at any one time outstanding;

                           (k) ownership by a Borrower of USFM; and

                           (l) Permitted Acquisitions.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrowers or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge Agreement": collectively, the Pledge Agreements, dated as of the date hereof, between each of the Borrowers having any Subsidiaries as of the Closing Date, and the Agent.

                  "PNC": PNC Bank, National Association, a national banking association.

                  "Prime Rate": the rate of interest per annum announced from time to time by PNC as its prime rate in effect at its principal office in Pittsburgh, Pennsylvania; each change in the Prime Rate shall be effective on the date such change is announced as effective. This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.

                  "Property": any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

                  "Receivable": has the meaning given for "account" in the Uniform Commercial Code in effect in the Commonwealth of Pennsylvania on the date hereof.

                  "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                  "Regulation X": Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, except to the extent that notice thereof has been waived by the PBGC.

                  "Required Banks": at any time, Banks the Exposures of which aggregate 100% of the aggregate Exposure at such time of all Banks, or at any time that no Loans are outstanding, Banks the Commitments of which aggregate 100% of the Total Commitment.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation, By-Laws, Operating Agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": as to any Borrower, any officer of such Borrower.

                  "Responsible Reporting Officer": as to either of the K&B Entities and CECO Filters, Inc., any officer of such party; and as to any other Borrower, the president, chief financial officer, chief executive officer or chief operating officer of such Borrower.

                  "Revolving Credit Commitment": means $10,000,000, as reduced from time to time pursuant to Section 2.9.

                  "Revolving Credit Facility": the revolving credit facility pursuant to which the Banks will make Revolving Credit Loans up to the Revolving Credit Commitment.

                  "Revolving Credit Loan": a revolving credit loan made by the Banks to the Borrowers pursuant to the Revolving Credit Facility.

                  "Revolving Credit Note": a promissory note of the Borrowers in the form of Exhibit B-1 executed and delivered pursuant to Section 2.6.

                  "S&P": Standard & Poor's Rating Group, a division of McGraw-Hill Corporation.

                  "Secondary Offering": an offering of equity Securities issued by CECO, the proceeds of which are used to reduce the outstanding principal amount of the Term Loans pursuant to Section 2.10 or for other purposes permitted herein.

                  "Security": "security" as defined in Section 2(1) of the Securities Act of 1933, as amended.

                  "Security Agreement": the Security Agreement, dated as of the date hereof, among the Agent, the Borrowers and USFM.

                  "Security Documents": the Security Agreement, the Pledge Agreement, the Mortgages, and all assignments, landlord waivers and other documents or instruments related to the Agent's taking security of any kind for the Loans.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent": as to any Person, as of the time of determination, the financial condition under which the following conditions are satisfied:

                           (a) the fair market value of the assets of such
                  Person will exceed the debts and liabilities, subordinated, contingent or otherwise, of such Person; and

                           (b) the present fair saleable value of the Property
                  of such Person will be greater than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; and

                           (c) such Person will be able to pay its debts and
                  liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and

                           (d) such Person will not have unreasonably small
                  capital with which to conduct the businesses in which it is engaged as such businesses are then conducted and are proposed to be conducted after the date thereof.

                  "Subordinated Debt": at any time, all Debt of any Borrower subordinated to all of the obligations of all of the Borrowers to the Banks on terms satisfactory to the Banks.

                  "Subordination Agreement": an agreement entered into in connection herewith, pursuant to which a creditor of any Borrower or CECO agrees to subordinate amounts owed to it by such Borrower or CECO on terms acceptable to the Agent.

                  "Subsidiary": as to any Person, (i) any corporation, limited liability company, company or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock, interests, shares or similar items of beneficial interest normally entitled to vote for the election of one or more directors, members or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such person or one or more of such Person's Subsidiaries, or any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, and (ii) any corporation, company, trust, partnership or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's subsidiaries. Unless otherwise indicated, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary of the Parent Company.

                  "Term Loan A": the term loan made by each Bank to the Borrowers in the aggregate principal amount of $14,500,000 pursuant to
         Section 2.2.

                  "Term Loan A Note": the promissory notes of the Borrowers in the form of Exhibit B-2 executed and delivered pursuant to Section 2.6, evidencing the Term Loan A of each Bank.

                  "Term Loan B": the term loan made by each Bank to the Borrowers in the aggregate principal amount of $8,500,000 pursuant to
         Section 2.2.

                  "Term Loan B Note": the promissory notes of the Borrowers in the form of Exhibit B-3 executed and delivered pursuant to Section 2.6, evidencing the Term Loan B of each Bank.

                  "Term Loan C": the term loan made by each Bank to the Borrowers in the aggregate principal amount of $2,000,000 pursuant to
         Section 2.2.

                  "Term Loan C Note": the promissory notes of the Borrowers in the form of Exhibit B-4 executed and delivered pursuant to Section 2.6, evidencing the Term Loan C of each Bank.

                  "Term Loan Commitment": the commitment, set forth on Schedule I hereto, of each Bank to make a Term Loan A, a Term Loan B, and a Term Loan C on the Closing Date, as applicable.

                  "Term Loans": collectively, the Term Loan A, Term Loan B, and Term Loan C of each Bank.

                  "Termination Date": December 6, 2004.

                  "Total Commitment": at any time, the aggregate amount of the Banks' Commitments, as in effect at such time.

                  "Total Commitment Percentage": as to any Bank at any time, the proportion (expressed as a percentage) that such Bank's Commitments bear to the Total Commitment.

                  "Tranche": the collective reference to Eurodollar Loans whose Interest Periods begin on the same date and end on the same later date (whether or not such Loans originally were made on the same date).

                  "Type": when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the Eurodollar Rate and the Base Rate.

                  "Voting Stock": capital stock of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors (or Persons performing similar functions) and, as applicable, any equity, participation or ownership interests in any partnership, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture or any other Person which interests are similar by analogy to capital stock or ownership rights giving rise to voting or governance rights.

                  "Wholly-Owned Subsidiary": at any time, any Subsidiary one hundred percent (100%) of all of the equity Securities (except directors' qualifying shares) and voting Securities of which are owned by any one or more of the Borrowers at such time.

                  1.2 Other Definitional Provisions. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

                  1.3 Construction. (a) Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole, "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation." References in this Agreement to "determination" of or by the Agent or the Banks shall be deemed to include good faith estimates by the Agent or the Banks (in the case of quantitative determinations) and good faith beliefs by the Agent or the Banks (in the case of qualitative determinations). Whenever the Agent or the Banks are granted the right herein to act in their sole discretion or to grant or withhold consent such right shall be exercised in good faith, except as otherwise provided herein. Except as otherwise expressly provided, all references herein to the "knowledge of" or "best knowledge of" a Borrower, the Borrowers or the Parent Company shall be deemed to refer to the knowledge of a Responsible Reporting Officer thereof. The words "hereof," "herein," "hereunder", "hereby" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. As used herein, the words "facsimile", "telecopy" and "fax" shall all have the same meanings.

                      (b) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate). As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and any Subsidiary thereof not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. In the event that any future change in GAAP, without more, materially affects the Borrowers' compliance with any financial covenant herein, the Borrowers, the Banks and the Agent shall use their best efforts to modify such covenant in order to account for such change and to secure for the Banks the intended benefits of such covenant.

                             SECTION 2. THE CREDITS

                  2.1 Revolving Credit Loans. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank, severally and not jointly, agrees to make Revolving Credit Loans to the Borrowers, at any time or from time to time on or after the date hereof and until the Termination Date or until the Commitments of such Bank in respect of the Revolving Credit Commitment shall have been terminated in accordance with the terms hereof, in an aggregate principal amount at any time outstanding not exceeding the lesser of (x) the aggregate Revolving Credit Commitment, less
(i) the amount of outstanding Letters of Credit, and (ii) $2,000,000 until Term Loan C shall have been timely paid in full and the EBITDA Threshold shall have been satisfied, and (y) an amount equal to the sum of the following as of any date of determination:

                           (i) 75% of the Borrowers' aggregate Eligible
         Receivables, plus

                           (ii) 50% of the Borrowers' aggregate Eligible Inventory, plus

                           (iii) the net cash surrender value of Life Insurance to the extent not then borrowed against by the Borrowers, minus

                           (v) the aggregate amount of outstanding Letters of Credit, minus

                           (vi) such reserves as the Agent may reasonably deem proper and necessary from time to time based on the results of an audit performed by independent auditors selected by the Agent.

                      (b) Notwithstanding anything to the contrary contained herein, at no time shall the sum of the outstanding aggregate principal amount of all Revolving Credit Loans made by all Banks plus the aggregate undrawn face amount of all outstanding Letters of Credit exceed (i) prior to the date Term Loan C shall have been timely paid in full and the EBITDA Threshold shall have been satisfied, the Revolving Credit Commitment less $2,000,000, or (ii) at all other times, the Revolving Credit Commitment.

The Revolving Credit Commitment may be terminated or reduced from time to time pursuant to Section 2.9(a) and (b). Within the foregoing limits, the Borrowers may borrow, repay and reborrow under the Revolving Credit Facility on or after the date hereof and prior to the Termination Date, subject to the terms, provisions and limitations set forth herein.

                      (c) Each Revolving Credit Loan shall be made as part of a Borrowing consisting of Revolving Credit Loans made by the Banks ratably in accordance with their applicable Commitment Percentages with respect to Revolving Credit Loans; provided, however, that the failure of any Bank to make any Revolving Credit Loan shall not in itself relieve any other Bank of its obligation to lend hereunder (it being understood, however, that no Bank shall be responsible for the failure of any other Bank to make any Revolving Credit Loan required to be made by such other Bank). The Revolving Credit Loans comprising any Borrowing shall be in a minimum aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or an aggregate principal amount equal to the remaining balance of the available Revolving Credit Commitment). Each Borrowing shall be comprised entirely of Eurodollar Loans or Base Rate Loans, as the Borrowers may request pursuant to Section 2.1.

                      (d) In order to request a Borrowing, in addition to any other conditions to borrowing provided in this Agreement, the Borrowers shall hand deliver or telecopy (or notify by telephone and promptly confirm by hand delivery or facsimile) to the Agent the information requested by the form of Borrowing Request attached as Exhibit A hereto (i) in the case of a Eurodollar Borrowing, not later than 10:30 a.m., Pittsburgh time, three Business Days before a proposed Borrowing and (ii) in the case of a Base Rate Borrowing, not later than 10:30 a.m., Pittsburgh time, on the day of a proposed Borrowing. Such notice shall be irrevocable and shall in each case specify (x) whether the Borrowing then being requested is to be a Eurodollar Borrowing or a Base Rate Borrowing; (y) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (z) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrowers shall be deemed to have selected an Interest Period of one month's duration. The Agent shall promptly advise the Banks of any notice given pursuant to this Section 2.1 and of each Bank's portion of the requested Borrowing.

                  2.2 Term Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank, severally and not jointly, agrees to make a Term Loan A, a Term Loan B, and a Term Loan C to the Borrowers in the amount of such Bank's applicable Term Loan Commitments; provided, however, that the failure of any Bank to make any Term Loan shall not in itself relieve any other Bank of its obligation to lend hereunder (it being understood, however, that no Bank shall be responsible for the failure of any other Bank to make any Term Loan required to be made by such other Bank). Each Term Loan shall be comprised entirely of Eurodollar Loans or Base Rate Loans, as the Borrowers may request pursuant to Section 2.3. The Term Loans shall be advanced on the Closing Date. On or before the Closing Date, the Borrowers shall have delivered to the Agent the information requested by the form of Borrowing Request attached as Exhibit A hereto with respect to the Term Loans.

                  2.3 General Provisions Regarding Loans. Subject to Section 2.3(b), each Bank shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Agent in Pittsburgh, Pennsylvania, not later than 1:00 p.m., Pittsburgh time, and the Agent shall by 3:00 p.m., Pittsburgh time, credit the amounts so received to the general deposit account of the Borrowers with the Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Banks. Loans shall be made by the Banks pro rata in accordance with
Section 2.15. Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's portion of such Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Borrowing in accordance with this paragraph and the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent that such Bank shall not have made such portion available to the Agent, such Bank and the Borrowers severally agree to repay to the

Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Agent at (i) in the case of the Borrowers, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Effective Rate. If such Bank shall repay to the Agent such corresponding amount, such amount shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement.

                           (b) The Borrowers may refinance all or any part of
any Borrowing under the Revolving Credit Facility with any other Borrowing under the Revolving Credit Facility, subject to the conditions and limitations set forth herein and elsewhere in this Agreement. Any Borrowing under the Revolving Credit Facility or part thereof so refinanced shall be deemed to be repaid in accordance with Section 2.6 with the proceeds of a new Borrowing under the Revolving Credit Facility and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Banks to the Agent or by the Agent to the Borrowers; provided, however, that (i) if the principal amount extended by a Bank in a refinancing is greater than the principal amount extended by such Bank in the Borrowing being refinanced, then such Bank shall pay such difference to the Agent for distribution to the Banks described in (ii) below, (ii) if the principal amount extended by a Bank in the Borrowing being refinanced is greater than the principal amount agreed to be extended by such Bank in the refinancing, the Agent shall return the difference to such Bank out of amounts received pursuant to (i) above, and (iii) to the extent any Bank fails to pay the Agent amounts due from it pursuant to (i) above, any Revolving Credit Loan or portion thereof being refinanced with such amounts shall not be deemed repaid in accordance with Section 2.6 and shall be payable by the Borrowers without prejudice to the Borrowers' rights against any such Bank.

                           (c) Each Bank may at its option fulfill its
commitment hereunder with respect to any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Bank to make such Eurodollar Loan; provided, however, that (A) any exercise of such option shall not affect the obligation of the Borrowers to repay such Eurodollar Loan in accordance with the terms of the Agreement and the applicable Note and (B) the Borrowers shall not be liable for increased costs under Sections 2.11 or 2.12 to the extent that (x) such costs could be avoided by the use of a different branch or Affiliate to make Eurodollar Loans and (y) such use would not, in the judgment of such Bank, entail any significant additional expense for which such Bank shall not be indemnified hereunder or otherwise be disadvantageous to it.

                           (d) All Borrowings, conversions and continuations of
Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections that, after giving effect thereto, (A) the aggregate principal amount of the Loans comprising each Tranche of Eurodollar Loans shall be equal to $500,000 or a whole multiple of $100,000 in excess thereof and (B) the Borrowers shall not have outstanding at any one time more than in the aggregate five (5) separate Tranches of Eurodollar Loans.

                           (e) Notwithstanding any other provision of this
Agreement, the Borrowers shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Termination Date.

                           (f) Each Loan is made to all Borrowers and all of
Borrowers' obligations under this Agreement, the Notes and the other Loan Documents shall be joint and several.

                  2.4 Letter of Credit Subfacility. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, at the request of one or more of the Borrowers and for the account of the Borrowers, an Issuing Bank will issue on the terms and conditions hereinafter set forth (including notifying the Agent of the proposed issuance thereof), standby letters of credit in a form and containing such terms and conditions and for such purposes as are consistent with this Agreement and approved by the Agent (all such letters of credit issued hereunder being collectively referred to as "Letters of Credit"); provided, however, that each Letter of Credit hereafter issued shall have a maximum maturity of twelve (12) months from the date of issuance and shall in no event expire later than one Business Day prior to the Termination Date; provided further, however, that in no event shall (i) the aggregate undrawn face amount of the Letters of Credit issued pursuant to this Section 2.4 exceed, at any one time, $2,000,000; or (ii) the sum of (x) the outstanding aggregate principal amount of all Revolving Credit Loans made by all Banks plus (y) the aggregate undrawn face amount of the Letters of Credit issued under this Section 2.4 exceed, at any one time, the Revolving Credit Commitment. Each Issuing Bank shall advise the Agent of the terms of a Letter of Credit on the date of issuance thereof and shall promptly after issuing a Letter of Credit furnish copies thereof to the Agent for distribution to the Banks.

                           (b) The Borrowers shall pay to the Agent for the
ratable account of the Banks a fee (the "Letter of Credit Fee") for all Letters of Credit equal to one percent (1.0%) per annum of the face amount of each Letter of Credit and shall be payable quarterly in arrears on each December 31, March 31, June 30 and September 30 following issuance of each Letter of Credit and on the expiration date for each Letter of Credit. All Letter of Credit Fees shall be computed on the basis of the actual number of days elapsed over a year of 360 days. The Borrowers shall also pay to each Issuing Bank such Issuing Bank's then in effect customary documentation fee payable with respect to each Letter of Credit issued or renewed by it after the Closing Date as such Issuing Bank may generally charge from time to time.

                           (c) Notwithstanding any other provisions of this
Agreement, unless other acceptable arrangements for the immediate reimbursement by the Borrowers of amounts required to be advanced by an Issuing Bank pursuant to a Letter of Credit have been made by the Borrowers and such Issuing Bank and such reimbursement is made by the Borrowers, any and all amounts which an Issuing Bank is required to advance pursuant to a Letter of Credit shall become, at the time the amounts are advanced, Loans from the Banks made as a Base Rate Borrowing. The Agent will notify the Banks of the amount required to be advanced pursuant to the Letters of Credit. Before 10:00 A.M. (Pittsburgh time) on the date of any advance the Agent is required to make pursuant to the Letters of Credit, each Bank shall make available to the Agent such Bank's Commitment Percentage with respect to Revolving Credit Loans of such advance in immediately available funds.

                           (d) The Borrowers agree to be bound by the terms of
each Issuing Bank's application and/or agreement for a Letter of Credit, any other agreement entered into by such Issuing Bank in connection with such Letter of Credit, and such Issuing Bank's written regulations and customary practices relating to Letters of Credit, although such interpretation may be different from the Borrowers' own. If in connection with any Letter of Credit any collateral for the reimbursement obligations in respect of such Letter of Credit is provided to an Issuing Bank, such Issuing Bank shall, to the extent reimbursement of amounts advanced by such Issuing Bank pursuant to such Letter of Credit is made pursuant to subsection 2.4(c) from the proceeds of Loans, hold such collateral and exercise any rights in respect thereof for the pro-rata benefit of the Banks.

                           (e) The Borrowers hereby indemnify and hold harmless
each Issuing Bank from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which such Issuing Bank may incur or which may be claimed against such Issuing Bank by any person or entity whatsoever by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under, any Letter of Credit; provided the Borrowers shall not be required to indemnify such Issuing Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or negligence of such Issuing Bank or (ii) such Issuing Bank's willful failure to pay under any Letter of Credit after presentation to it by the beneficiary of a sight draft and certificate strictly complying with the terms and conditions of such Letter of Credit.

                           (f) As between the Borrowers and an Issuing Bank, the
Borrowers assume all risks of the acts or omissions of the beneficiary of a Letter of Credit with respect to the use of such Letter of Credit. Neither an Issuing Bank nor any of its officers or directors shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or for any acts or omissions of the beneficiary in connection therewith; (ii) the validity or genuineness of documents, or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged; or (iii) any other circumstances whatsoever in making or failing to make payment under a Letter of Credit; except only that the Borrowers shall have a claim against an Issuing Bank, and such Issuing Bank shall be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrowers which the Borrowers prove were caused by (y) such Issuing Bank's willful misconduct or gross negligence or (z) such Issuing Bank's willful failure to pay under a Letter of Credit after the presentation to it by the beneficiary of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, an Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; provided that if an Issuing Bank shall receive written notification from both the applicable beneficiary and the Borrowers that documents conforming to the terms of a Letter of Credit to be presented to such Issuing Bank are not to be honored, such Issuing Bank agrees that it will not honor such documents.

                           (g) Upon the occurrence and during the continuance of
an Event of Default, and in connection with any termination of the loans or commitments contemplated in this Agreement while any Letter of Credit remains outstanding, the Borrowers will cause cash to be deposited and maintained in an account with the Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the outstanding Letters of Credit, and the Borrowers hereby irrevocably authorize the Agent, in its discretion, on the Borrowers' behalf and in the Borrowers' name, to open such an account and to make and maintain deposits therein, or in an account opened by the Borrowers, in the amounts required to be made by the Borrowers, out of the proceeds of accounts receivable or other collateral or out of any other funds of the Borrowers coming into the Agent's possession at any time. The Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which the Agent and the Borrowers mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. The Borrowers may not withdraw amounts credited to any such account except upon payment and performance in full of all obligations owed by the Borrowers to any of the Banks, expiration or surrender of all Letters of Credit and termination of this Agreement.

                  2.5 Fees. (a) The Borrowers agree to pay to each Bank, through the Agent, on the last business day of each calendar month and on the date on which the Commitment of such Bank in respect of the Revolving Credit Commitment shall be terminated as provided herein, a Commitment Fee (a "Commitment Fee") at a rate per annum equal to the Applicable Commitment Fee Percentage from time to time in effect on the average daily unused amount of the Commitment of such Bank in respect of the Revolving Credit Commitment (giving effect to any reductions therein), less the aggregate undrawn face amount of the Letters of Credit then outstanding, during the preceding month (or shorter period commencing with the date hereof or ending with the Termination Date or any date on which the Commitment of such Bank in respect of the Revolving Credit Commitment shall be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed over a year of 360 days. The Commitment Fee due to each Bank shall commence to accrue on the date hereof, and shall cease to accrue on the earlier of the Termination Date and the termination of the Commitment of such Bank in respect of the Revolving Credit Commitment as provided herein.

                           (b) The Borrowers agree to pay to the Agent and PNC
Capital Markets, Inc. for their respective accounts administrative, arrangement and other fees at the times and in the amounts as are set forth in the Fee Letter (collectively, the "Administrative Fees").

                           (c) All Fees shall be paid on the dates due, in
immediately available funds, to the Agent for distribution, if and as appropriate, among the Banks. Once paid, none of the Fees shall be refundable under any circumstances.

                  2.6 Notes; Repayment of Loans. (a) The Revolving Credit Loans made by each Bank shall be evidenced by a single Revolving Credit Note duly executed on behalf of the Borrowers, dated the Closing Date, in substantially the form attached hereto as Exhibit B-1 with the blanks appropriately filled, payable to such Bank in a principal amount equal to such Bank's pro rata share of the Revolving Credit Commitment. The Term Loan A made by each Bank shall be evidenced by a single Term Loan A Note, duly executed on behalf of the Borrowers, dated the Closing Date, in substantially the form attached hereto as Exhibit B-2 with the blanks appropriately filled, payable to such Bank in a principal amount equal to such Bank's Term Loan A Commitment. The Term Loan B made by each Bank shall be evidenced by a single Term Loan B Note, duly executed on behalf of the Borrowers, dated the Closing Date, in substantially the form attached hereto as Exhibit B-3 with the blanks appropriately filled, payable to such Bank in a principal amount equal to such Bank's Term Loan B Commitment. The Term Loan C made by each Bank shall be evidenced by a single Term Loan C Note, duly executed on behalf of the Borrowers, dated the Closing Date, in substantially the form attached hereto as Exhibit B-4 with the blanks appropriately filled, payable to such Bank in a principal amount equal to such Bank's Term Loan C Commitment.

                           (b) Each Note shall bear interest from the date
thereof on the outstanding principal balance thereof as set forth in Section
2.7. The outstanding principal balance of each Revolving Credit Loan, as evidenced by the relevant Revolving Credit Note, shall be payable on the Termination Date. The outstanding principal balance of each Term Loan A and Term Loan B, as evidenced by the relevant Term Loan A Note or Term Loan B Note, shall be payable in quarterly installments on each February 28, May 31, August 31 and November 30 (as applicable) in the amounts and years set forth below; provided that, the final maturity of Term Loan A shall be November 30, 2004 and the final maturity of Term Loan B shall be May 31, 2006:

                        Term Loan A                 Term Loan B
                        -----------                 -----------
2000                    $  437,500                            0
2001                    $  437,500                            0
2002                    $  700,000                            0
2003                    $  875,000                            0
2004                    $1,175,000                            0
2005                             0                   $1,375,000
2006                             0                   $1,500,000*

---------------
* Only payments on February 28 and May 31, 2006.

The outstanding principal balance of each Term Loan C, as evidenced by the relevant Term Loan C Note, shall be payable in full on the date ninety (90) days after the Closing Date.

                           (c) Each Bank shall, and is hereby authorized by the
Borrowers to, endorse on the schedule attached to the relevant Note held by such Bank (or on a continuation of such schedule attached to each such Note and made a part thereof), or otherwise to record in such Bank's internal records, an appropriate notation evidencing the date and amount of each Loan of such Bank, each payment or prepayment of principal of any Loan, and the other information provided for on such schedule; provided, however, that the failure of any Bank to make such a notation or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans made by such Bank in accordance with the terms of the relevant Note.

                  2.7 Interest on Loans. (a) Subject to the provisions of
Section 2.8, each Base Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the Base Rate plus the Applicable Margin for that Type of Base Rate Loan.

                           (b) Subject to the provisions of Section 2.8, each
Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Eurodollar Rate in effect for such Loan plus the Applicable Margin for that Type of Eurodollar Loan.

                           (c) Interest on each Loan shall be payable on each
Interest Payment Date applicable to such Loan; provided that, interest accruing on overdue amounts pursuant to Section 2.8 shall be payable on demand as provided in the Notes. The Eurodollar Rate and the Base Rate shall be determined by the Agent, and such determination shall be conclusive absent error.

                  2.8 Default Rate; Additional Interest; Alternate Rate of Interest. (a) To the extent not contrary to any Requirement of Law, upon the occurrence and during the continuation of an Event of Default, (i) any principal, past due interest, fee or other amount outstanding hereunder other than Eurodollar Loans shall bear interest for each day thereafter until paid in full (after as well as before judgment) at a rate per annum which shall be equal to two percent (2%) above the Base Rate plus the Applicable Margin in effect at such time for Base Rate Loans, and (ii) Eurodollar Loans shall bear interest at a rate per annum which is equal to two percent (2%) in excess of the Eurodollar Rate plus the Applicable Margin in effect at such time for Eurodollar Loans. The Borrowers acknowledge that such increased interest rate reflects, among other things, the fact that such loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk.

                           (b) In the event, and on each occasion, that the
Agent shall have determined (which determination absent manifest error shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the eurodollar market generally, dollar deposits in the principal amount of such Eurodollar Loan are not generally available in the London Interbank Market, or that reasonable means do not exist for ascertaining the Eurodollar Base Rate, (i) the Agent shall, as soon as practicable thereafter, give written, or telephonic notice of such determination to the Borrowers and the Banks, (ii) any request by the Borrowers for a Eurodollar Loan or for conversion to or maintenance of a Eurodollar Loan pursuant to the terms of this Agreement shall be deemed a request for a Base Rate Loan, and (iii) the interest rate for all Loans then bearing interest at the Eurodollar Rate shall be converted on the first Business Day of the next calendar month to Base Rate Loans. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Eurodollar Loan shall be deemed to be a request for a Base Rate Loan. Each determination by the Agent hereunder shall be conclusive absent manifest error.

                  2.9 Termination, Reduction, Extension of Commitments; Additional Banks. (a) The Revolving Credit Commitment shall be automatically terminated on the Termination Date.

                           (b) Subject to the last sentence of this paragraph,
upon at least three Business Days' prior irrevocable written or facsimile notice to the Agent, the Borrowers may at any time in whole permanently terminate, or from time to time permanently reduce, the Revolving Credit Commitment. Each partial reduction of the Revolving Credit Commitment shall be in a minimum principal amount of $1,000,000 or in whole multiples of $500,000 in excess thereof, and no such termination or reduction shall be made which would reduce the Revolving Credit Commitment to an amount less than the aggregate outstanding principal amount of the Revolving Credit Loans and the aggregate undrawn face amount of the Letters of Credit then outstanding.

                           (c) Each reduction in the Revolving Credit Commitment
hereunder shall be made ratably among the Banks in accordance with their respective Commitment Percentages with respect to Revolving Credit Loans. The Borrowers shall pay to the Agent for the account of the relevant Banks, on the date of each termination or reduction, the Commitment Fees on the amount of the Revolving Credit Commitment so terminated or reduced accrued to the date of such termination or reduction. In connection with any reduction of the Revolving Credit Commitment, the Borrowers shall make any prepayment required under subsection 2.10(b).

                           (d) During the period beginning one hundred eighty
(180) days and ending ninety (90) days prior to the Termination Date, the Borrowers may deliver to the Agent (which shall promptly transmit to each Bank) a notice requesting that the Revolving Credit Commitment be extended to the first anniversary of the Termination Date then in effect. Within forty-five days after its receipt of any such notice, each Bank shall notify the Agent of its willingness or unwillingness so to extend its Commitments in respect of the Revolving Credit Commitment. Any Bank that shall fail so to notify the Agent within such period shall be deemed to have declined to extend its Commitments in respect of the Revolving Credit Commitment. If each (but only if each) Bank agrees to extend its Commitments in respect of the Revolving Credit Commitment, the Agent shall so notify the Borrowers and each Bank, whereupon (i) the respective Commitments of the Banks in respect of the Revolving Credit Commitment shall be extended to the first anniversary of the Termination Date then in effect and (ii) the term "Termination Date" shall thereafter mean such first anniversary. Any such extension shall be evidenced by a written agreement among the Agent, the Banks and the Borrowers, such agreement to be in form and substance acceptable to the Agent, the Banks and the Borrowers. In the event that one or more Banks (each a "Non-Electing Bank") shall have declined or been deemed to have declined to extend its or their Commitments in respect of the Revolving Credit Commitment and Banks holding a majority in amount of the Revolving Credit Commitment shall have notified the Agent of their desire to extend their Commitments in respect of the Revolving Credit Commitment, the Borrowers shall have the right, but not the obligation, at their own expense, upon notice to each such Non-Electing Bank and the Agent, to replace all (but not less than all) such Non-Electing Banks (in accordance with and subject to the restrictions contained in Section 9.6) at any time before the thirtieth (30th) day prior to the Termination Date with one or more assignees (each a "Replacement Bank") willing to purchase the Non-Electing Banks' interests hereunder and to agree to extend its or their Commitments in respect of the Revolving Credit Commitment in accordance with the notice referred to in the first sentence of this clause (g). In such event, each Non-Electing Bank shall promptly upon request transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.6) all its interests, rights and obligations under this Agreement to the applicable Replacement Bank; provided, however, that (i) no such assignment shall conflict with any law or any rule, regulation or order of any Governmental Authority,
(ii) the applicable Replacement Bank shall pay to the applicable Non-Electing Bank in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Revolving Credit Loans made by such Non-Electing Bank hereunder and all other amounts accrued for such Non-Electing Bank's account or owed to it hereunder (including Commitment Fees and any unpaid costs or expenses), and (iii) a Non-Electing Bank shall not be required to sell its interests hereunder unless the Borrowers have arranged for one or more Replacement Banks to acquire the interests of all other Non-Electing Banks. If, as a result of the foregoing, each Bank (including Replacement Banks, but excluding Non-Electing Banks whose interests have been purchased as provided above) has agreed to extend its Commitment in respect of the Revolving Credit Commitment, the Revolving Credit Commitment shall be extended as provided in clause (i) of the fourth sentence of this paragraph and the term Termination Date shall have the meaning set forth in clause (ii) in such fourth sentence of this clause (d).

                           (e) Any bank or financial institution becoming a
party to this Agreement in compliance with the provisions of subsection 2.9(d) hereof shall execute and deliver to the Agent and the Banks and the Borrowers a joinder and assumption agreement in form and substance satisfactory to the Agent. Upon execution and delivery of such joinder such additional bank or financial institution shall be a party hereto and one of the Banks hereunder for all purposes, all as of the date of such joinder. Simultaneously therewith the Borrowers shall execute and deliver to such additional Bank a Revolving Credit Note to the order of such additional Bank in amounts equal to the Commitment assumed by such additional Bank in respect of the Revolving Credit Commitment.

                  2.10 Optional and Mandatory Prepayments of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty (but in any event subject to Section 2.14), upon prior written, facsimile or telephonic notice to the Agent given no later than 10:30 a.m., Pittsburgh time, one Business Day before any proposed prepayment; provided, however, that each such partial

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


prepayment shall be in the principal amount of at least $500,000 or in whole multiples of $100,000 in excess thereof.

                           (b) Excess Cash Flow. On or prior to April 10th of
each year, commencing on April 10, 2001, the Borrowers shall pay to the Agent an amount equal to 50% of Excess Cash Flow for the Fiscal Year ended on the preceding December 31, unless the Leverage Ratio with respect to such Fiscal Year is less than 1.5 to 1.0. Any payments pursuant to this subsection shall be applied to the repayment of the Term Loans in the inverse order of maturity, first to Term Loan B and then to Term Loan A.

                           (c) Assets Sales. Simultaneously with any Asset Sale
made by a Borrower after the date hereof, the Borrowers shall pay to the Agent an amount equal to the Net Sale Proceeds of such Asset Sale; provided that, if at the time and as a result of an Asset Sale no Default or Event of Default exists, no payment shall be required pursuant to this clause (c) to the extent that (i) the Net Sale Proceeds do not exceed $100,000 for such Asset Sale or $500,000 for all such Asset Sales in the aggregate, or (ii) to the extent the Net Sale Proceeds exceed such $100,000 limit, if the Borrowers intend in good faith to apply such Net Sale Proceeds to the acquisition of substitute assets within ninety (90) days after such Asset Sale, which substitute assets are to be pledged to the Agent as security for the Obligations pursuant to (and as defined in) the Security Agreement; provided further, that such retained Net Sale Proceeds shall be paid to the Agent at the end of such 90-day period to the extent that the Borrowers have not utilized such retained Net Sale Proceeds to purchase substitute assets that are so pledged to the Agent. Any payments pursuant to this subsection shall be applied to the Term Loans in the inverse order of maturity, first to Term Loan B and then to Term Loan A.

                           (d) Secondary Offerings. Simultaneously with any
Secondary Offering, the Borrowers shall pay to the Agent an amount equal to the aggregate proceeds of such Secondary Offering, less reasonable fees, expenses and other charges directly related thereto ("Net Offering Proceeds"); provided, that the Borrowers shall not be required to pay to the Agent 25% of all Net Offering Proceeds obtained after $10,000,000 of Net Offering Proceeds have been paid to the Agent in the aggregate. Any payments pursuant to this subsection shall be applied to the Term Loans in the inverse order of maturity, first to Term Loan B and then to Term Loan A.

                           (e) On the date of any termination or reduction of
the Total Commitment pursuant to Section 2.9, the Borrowers shall pay or prepay so much of the Borrowings as shall be necessary in order that the sum of the aggregate principal amount of the Revolving Credit Loans outstanding and the aggregate undrawn face amount of the Letters of Credit then outstanding will not exceed the Revolving Credit Commitment after giving effect to such termination or reduction.

                           (f) Each notice of prepayment shall specify the
prepayment date and the principal amount of each Borrowing to be prepaid, shall be irrevocable and shall commit the Borrowers to prepay such Borrowing (or portion thereof) by the amount stated therein. All prepayments under this Section on other than Base Rate Borrowings shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

                  2.11 Illegality. Notwithstanding any other provision herein, if any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Bank hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert or refinance Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and
(b) such Bank's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall pay to such Bank such amounts, if any, as may be required pursuant to Section 2.14.

                  2.12 Requirements of Law. (a) In the event that any change in any Requirement of Law or in the interpretation, or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                                    (i)  shall subject any Bank to any tax of
         any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Bank in respect thereof (except for taxes covered by Section
         2.13 and changes in the rate of tax on the overall net income, gross receipts or revenue of such Bank);

                                    (ii) shall impose, modify or hold applicable
         any reserve, special deposit or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Bank which is not otherwise included in the determination of the interest rate on such Eurodollar Loan hereunder; or

                                    (iii) shall impose on such Bank any other
         condition;

and the result of any of the foregoing is to increase the cost to such Bank, by an amount which such Bank deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Borrowers shall as promptly as practicable pay such Bank, upon its demand, any additional amounts necessary to compensate such Bank for such increased cost or reduced amount receivable. If any Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall as promptly as practicable notify the Borrowers, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Bank, through the Agent, to the Borrowers shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. If any amount is refunded to such Bank, such Bank will reimburse Borrowers for amounts paid in respect of the refunded amount.

                           (b) In the event that any Bank shall have determined
that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, after submission as promptly as practicable by such Bank to the Borrowers (with a copy to the Agent) of a written request therefor, the Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

                           (c) Each Bank agrees that it will use reasonable
efforts in order to avoid or to minimize, as the case may be, the payment by the Borrowers of any additional amount under subsections 2.12(a) and (b); provided, however, that no Bank shall be obligated to incur any expense, cost or other amount in connection with utilizing such reasonable efforts.

                  2.13 Taxes. (a) All payments made by the Borrowers under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Agent and each Bank, net income taxes and franchise or gross receipts taxes (imposed in lieu of net income taxes) imposed on the Agent or such Bank, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Agent or such Bank or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). Except as provided in Section 2.13(c) and the penultimate sentence of this Section 2.13(a), if any Taxes are required to be withheld from any amounts payable to the Agent or any Bank hereunder or under the Notes, the amounts so payable to the Agent or such Bank shall be increased to the extent necessary to yield to the Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Borrowers, as promptly as possible thereafter the Borrowers shall send to the Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof. If the Borrowers fail to pay any Taxes when due to the appropriate taxing authority or fail to remit to the Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Agent or any Bank as a result of any such failure. If as a result of a payment by the Borrowers of Taxes pursuant to this subsection a Bank receives a tax benefit or tax savings such as by receiving a credit against, refund of, or reduction in Taxes which such Bank would not have received but for the payment by the Borrowers of Taxes pursuant to this subsection, then such Bank shall promptly pay to the Borrowers the amount of such credit, refund, reduction or any other similar item. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                           (b) Each Bank that is not incorporated under the laws
of the United States of America or a state thereof agrees that it will deliver to the Borrowers and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Bank also agrees to deliver to the Borrowers and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers, and such extensions or renewals thereof as may reasonably be requested by the Borrowers or the Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Borrowers and the Agent. Such Bank shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Bank shall deliver to the Borrowers and the Agent, with respect to Taxes imposed by any Governmental Authority other than the United States of America, similar forms, if available (or the information that would be contained in similar forms if such forms were available), to the forms which are required to be provided under this subsection with respect to Taxes of the United States of America.

                           (c) The Borrowers shall not be required to pay any
additional amounts to the Agent or any Bank in respect of payments of United States withholding tax or other Taxes made by the Borrowers which are consistent with the forms and information delivered to the Borrowers and the Agent or if the payment of such amounts would not have arisen but for a failure by the Agent or such Bank to comply with the requirements of subsection 2.13(b) or the Agent or such Bank did not timely deliver to the Borrowers the forms listed or described in subsection 2.13(b) or did not take such other steps as reasonably may be available to it under applicable tax laws and any applicable tax treaty or convention to obtain an exemption from, or reduction (to the lowest applicable rate) of, such United States withholding tax and other Taxes or, if such steps were taken, the information was not timely and duly delivered to Borrowers.

                  2.14 Indemnity. The Borrowers agree to indemnify each Bank and to hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of (a) default by the Borrowers in payment when due of the principal amount of or interest on any Eurodollar Loan, (b) default by the Borrowers in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrowers have given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Borrowers in making any prepayment after the Borrowers have given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  2.15 Pro Rata Treatment, etc. Except as required under Section 2.11, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of Letter of Credit Fees, each reduction of the Revolving Credit Commitment, each refinancing of any Borrowing with a Borrowing of any Type and each conversion of Loans, shall be made pro rata among the Banks in accordance with their respective applicable Commitment Percentages. Except as required under Section 2.11, each payment of the Commitment Fee shall be made pro rata among the Banks in accordance with their respective Commitment Percentages with respect to Revolving Credit Loans. Each Bank agrees that in computing such Bank's portion of any Borrowing to be made hereunder, the Agent may, in its discretion, round each Bank's percentage of such Borrowing to the next higher or lower whole dollar amount.

                  2.16 Payments. (a) The Borrowers shall make each payment (including principal of or interest on any Loan or any Fees or other amounts) hereunder not later than 12:00 (noon), Pittsburgh time, on the date when due in Dollars to the Agent at its offices at 249 Fifth Street, Pittsburgh, Pennsylvania, or at such other place as may be designated by the Agent, in immediately available funds.

                           (b) Except as otherwise provided herein, whenever any
payment (including principal of or interest on any Loan or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

                  2.17 Borrowers' Representative. Each of the Borrowers hereby appoints the Parent Company as its non-exclusive representative for providing notices and reports to and otherwise communicating with the Agent and the Banks under this Agreement or the other Loan Documents, including without limitation making requests for Loans and Letters of Credit hereunder, and providing information on behalf of any one or more of the Borrowers and for receiving communications and notices from the Agent or the Banks. (In such capacity, the Parent Company is herein referred to as the "Borrowers' Representative"). The Agent and the Banks shall be entitled to rely exclusively on the Borrowers' Representative's authority so to act in each instance without inquiry or investigation, and each of the Borrowers hereby agrees to indemnify and hold harmless the Agent and the Banks for any losses, costs, delays, errors, claims, penalties or charges arising from or out of the Borrowers' Representative's actions pursuant to this Section 2.17 and the Agent and the Banks reliance thereon and hereon. Notice from the Borrowers' Representative shall be deemed to be notice from all Borrowers and notice to the Borrowers' Representative shall be deemed to be notice to all Borrowers. Nothing in this Section 2.17 shall vitiate or be held contrary to the Borrowers' representations and covenants regarding the Borrowings or the net worth or solvency of the Borrowers made herein or in any of the Loan Documents.

                  2.18 Conversion and Continuation Options. Except as otherwise provided herein, the Borrowers shall have the right at any time upon prior irrevocable notice to the Agent (i) not later than 10:30 a.m., Pittsburgh time, on the Business Day of conversion, to convert any Eurodollar Loan to a Base Rate Loan, (ii) not later than 10:30 a.m., Pittsburgh time, three Business Days prior to conversion or continuation, (y) to convert any Base Rate Loan into a Eurodollar Loan, or (z) to continue any Eurodollar Loan as a Eurodollar Loan for any additional Interest Period and (iii) not later than 10:30 a.m., Pittsburgh time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Loan to another permissible Interest Period, subject in each case to the following:

                           (a) a Eurodollar Loan may not be converted at a time
other than the last day of the Interest Period applicable thereto;

                           (b) any portion of a Loan maturing or required to be
repaid in less than one month may not be converted into or continued as a Eurodollar Loan;

                           (c) no Eurodollar Loan may be continued as such and
no Base Rate Loan may be converted to a Eurodollar Loan when any Default or Event of Default has occurred and is continuing;

                           (d) any portion of a Eurodollar Loan that cannot be
converted into or continued as a Eurodollar Loan by reason of paragraph 2.18(b) or 2.18(c) automatically shall be converted at the end of the Interest Period in effect for such Loan to a Base Rate Loan;

                           (e) if by the third Business Day prior to the last
day of any Interest Period for Eurodollar Loans the Borrowers have failed to give notice of conversion or continuation as described in this subsection, the Agent shall give notice thereof to the Banks and such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period; and

                           (f) Each request by the Borrowers to convert or
continue a Loan shall constitute a representation and warranty that each of the representations and warranties made by the Borrowers herein is true and correct in all material respects on and as of such date as if made on and as of such date.

Accrued interest on a Loan (or portion thereof) being converted shall be paid by the Borrowers at the time of conversion.


                    SECTION 3. REPRESENTATIONS AND WARRANTIES

                  To induce the Banks to enter into this Agreement, and to make the Loans, the Borrowers hereby represent and warrant to the Agent and each Bank that:

                  3.1 Financial Condition. (a) The audited consolidated balance sheets of CECO and its Subsidiaries (other than the K&B Entities) as at December 31, 1998 and the condensed balance sheets of CECO and its Subsidiaries (other than the K&B Entities) as at September 30, 1999 and the related consolidated or condensed statements of operations and of cash flows for the periods ended on such dates, copies of which have heretofore been furnished to each Bank, present fairly the consolidated or condensed financial condition of CECO and its consolidated Subsidiaries as at such date, and the consolidated or condensed results of their operations and their consolidated or condensed cash flows for the period then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved. None of the Borrowers nor any of such Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Contingent Obligation, liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is required by GAAP to be but is not reflected in the foregoing statements or in the notes thereto.

                           (b) The balance sheet and statement of operations of
CECO and its Subsidiaries, including the K&B Entities, on a pro forma basis as at September 30, 1999, and for the twelve month period then ended, copies of which have heretofore been furnished to each Bank, fairly represent the pro forma consolidated condensed financial condition and results of operations of such entities.

                           (c) (i) As of the Closing Date and after giving
effect to this Agreement and any Loans to be made on the Closing Date, the Borrowers, taken as a whole, are Solvent.

                               (ii)  The Borrowers do not intend to incur debts
beyond their ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by them and the timing of the amounts of cash to be payable on or in respect of their Debt.

                  3.2 No Adverse Change. Since September 30, 1999, there has been no Material Adverse Effect and there has been no development or event nor any prospective development or event which has had or could reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

                  3.3 Existence; Compliance with Law. Except as set forth on
Schedule 3.3 hereto, each of the Borrowers (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or other organizational power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, and (d) is in compliance with all Requirements of Law.

                  3.4 Power; Authorization; Enforceable Obligations. Each of the Borrowers has the corporate power, authority, and legal right, to make, deliver and perform this Agreement, the Notes and the other Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Notes and to authorize the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person (including stockholders and creditors of the Borrowers) is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes or the other Loan Documents. This Agreement has been, and each Note and other Loan Document will be, duly executed and delivered on behalf of the Borrowers. This Agreement constitutes, and each Note and other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of the Borrowers enforceable against the Borrowers in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  3.5 No Legal Bar. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents by the Borrowers, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrowers or of any of the Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

                  3.6 No Material Litigation. Except as set forth on Schedule 3.6, no litigation, investigation or proceeding of or, before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrowers, threatened against the Borrowers or against any of the respective properties or revenues or against any Plan (a) with respect to this Agreement, the Notes or the other Loan Documents or any of the transactions contemplated hereby, or (b) as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, would have a Material Adverse Effect.

                  3.7 No Default. None of the Borrowers is in default under or with respect to any of its Contractual Obligations in any respect which could have a Material Adverse Effect. No Event of Default has occurred and is continuing.

                  3.8 Taxes. Each of the Borrowers has filed or caused to be filed all tax returns which, to the knowledge of the Borrowers, are required to be filed (or has obtained authorized extensions for such filings) and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrowers, as the case may be); no tax Lien has been filed against any of the Borrowers, and, to the knowledge of the Borrowers, no claim is being asserted, with respect to any such tax, fee or other charges.

                  3.9 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or for any purpose which violates the provisions of Regulation U. If requested by any Bank or the Agent, the Borrowers will furnish to the Agent and each Bank a statement to the foregoing effect in conformity with the requirements of Federal Reserve Form U-l referred to in said Regulation U. No part of the proceeds of the loans hereunder will be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

                  3.10 ERISA. (a) Each Plan has complied in all respects with the applicable provisions of ERISA and the Code. No prohibited transaction or accumulated funding deficiency (each as defined in subsection 7(h)) or Reportable Event has occurred with respect to any Single Employer Plan.

                           (b) Except as provided on Schedule 3.10, the present
value of all accrued benefits under each Single Employer Plan maintained by the Borrowers or a Commonly Controlled Entity (based on those assumptions used to fund the Plans), as calculated on a termination basis, did not, as of the last annual valuation date, exceed the value of the assets of the Plans allocable to such benefits.

                           (c) Neither any of the Borrowers nor any Commonly
Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrowers nor any Commonly Controlled Entity would become subject under ERISA to any liability if any of the Borrowers or such Commonly Controlled Entity were to withdraw completely from any Multiemployer Plan as of the valuation date most closely preceding the date this representation is made or deemed made, in each case except as is not reasonably likely to have Material Adverse Effect. Such Multiemployer Plans are neither in Reorganization as defined in Section 4241 of ERISA nor Insolvent.

                           (d) The present value (determined using actuarial and
other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrowers and each Commonly Controlled Entity for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits, except as such amounts are reflected in accordance with GAAP on the financial statements of the Borrowers delivered to the Banks, or as otherwise is not reasonably likely to have a Material Adverse Effect.

                  3.11 Investment Company Act; Public Utility Holding Company Act. None of the Borrowers is (a) an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

                  3.12 Purpose of Loans; Letters of Credit. The proceeds of the Loans shall be used by the Borrowers for the K&B Acquisition, the recapitalization of the Borrowers, and the Borrowers' general business purposes. The Letters of Credit shall be standby letters of credit required in the ordinary course of the Borrowers' business.

                  3.13 Environmental Matters. To the best knowledge of the Borrowers, each of the representations and warranties set forth in paragraphs
(a) through (e) of this subsection is true and correct with respect to each parcel of real property owned, leased or operated by any of the Borrowers (the "Properties"):

                           (a) Except for matters set forth in an environmental
report prepared by the Agent, for which matters the Borrowers have taken, or provided the Agent with a written plan with respect to, all necessary actions to resolve all such matters in a manner satisfactory to the Agent, the Properties do not contain, and have not previously contained, in, on, or under, including, without limitation, the soil and groundwater thereunder, any Materials of Environmental Concern in concentrations which violate Environmental Laws.

                           (b) The Properties and all operations and facilities
at the Properties are in compliance with Environmental Laws, and there is no Materials of Environmental Concern contamination or violation of any Environmental Law which would interfere with the continued operation of any of the Properties or impair the fair saleable value of any thereof.

                           (c) None of the Borrowers has received any written
complaint, notice of violation, alleged violation, investigation or advisory action or of potential liability or of potential responsibility regarding a violation of Environmental Law or permit compliance with regard to the Properties, nor are the Borrowers aware that any Governmental Authority is contemplating delivering to any of the Borrowers any such notice.

                           (d) Materials of Environmental Concern have not been
generated, treated, stored, disposed of, at, on or under any of the Properties, nor have any Materials of Environmental Concern been transferred from the Properties to any other location except in either case in the ordinary course of business of the Borrowers and in compliance with all Environmental Laws.

                           (e) There are no governmental, administrative actions
or judicial proceedings pending or contemplated under any Environmental Laws to which the Borrowers or any of its Subsidiaries is or will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties.

                           (f) To the best knowledge of each Borrower after
reasonable inquiry, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operation of such Borrower in connection with the Properties or otherwise in connection with the business operated by such Borrower in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under any Environmental Law.

                  3.14 Ownership of the Borrowers. As of the Closing Date the record ownership of each class and series of stock of each of the Borrowers and USFM is as set forth on Schedule 3.14.

                  3.15 Patents, Trademarks, etc. Each of the Borrowers has obtained and holds in full force and effects all patents, trademarks, servicemarks, trade names, copyrights or licenses therefor and other such rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted. To the Borrowers' best knowledge, no material product, process, method, substance, part or other material presently sold by or employed by any of the Borrowers in connection with such business infringes any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person so as to have a Material Adverse Effect. There is not pending or, to Borrowers' knowledge, threatened any claim or litigation against or affecting any of the Borrowers contesting its right to sell or use any such product, process, method, substance, part or other material.

                  3.16 Ownership of Property. Schedule 3.16 sets forth, as of the Closing Date, all the real property owned or leased by any of the Borrowers and identifies the street address, the current owner (and current record owner, if different) and whether such property is leased or owned. The Borrowers have good and marketable fee simple title to or valid leasehold interests in all real property owned or leased by the Borrowers, and good title to all of their personal property subject to no Lien of any kind except Liens permitted hereby. The Borrowers enjoy peaceful and undisturbed possession under all of their respective leases.

                  3.17 Licenses, etc. Each of the Borrowers has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, easements, rights of way and other rights, consents and approvals which are necessary for the operation of its business as presently conducted.

                  3.18 No Burdensome Restrictions. None of the Borrowers is a party to any agreement or instrument or subject to any other Contractual Obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  3.19 Labor Matters. Except as set forth on Schedule 3.19, (a) as of the Closing Date, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrowers, and (b) none of such Persons has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years and to the best knowledge of such Persons, there are none now threatened.

                  3.20 Partnerships. As of the date hereof and as of the Closing Date, except as disclosed on Schedule 3.20, none of the Borrowers is a partner in any partnership or in any joint venture.

                  3.21 No Material Misstatements. To the best of the Borrowers' knowledge, no information, report, financial statement, exhibit or schedule furnished by or on behalf of any of the Borrowers or the K&B Entities to the Agent or any Bank in connection with the negotiation of this Agreement or any Note or other Loan Document or included therein contains any misstatement of fact, or omitted or omits to state any fact necessary to make the statements therein not misleading, where such misstatement or omission would in Borrowers' judgment be material to the interests of the Banks with respect to the Borrowers' performance of their obligations hereunder. Prior to the date hereof, the Borrowers have disclosed to the Agent in writing any and all facts which materially and adversely affect (to the extent the Borrowers can as of the date hereof reasonably foresee), the business, operations or financial condition of the Borrowers taken as a whole, and the ability of the Borrowers to perform its or their obligations under this Agreement, the Notes, the other Loan Documents and the Acquisition Documents.

                  3.22 Affiliated Business Enterprises. The Borrowers and USFM intend to operate as affiliated business enterprises. Although separate entities, the Borrowers operate under a common business plan. Each of the Borrowers and USFM will benefit from the financing arrangement established by this Agreement. Each Borrower acknowledges that, but for the agreement by each of the other Borrowers to execute and deliver this Agreement and the other Loan Documents to which it is a party, none of the Borrowers would have qualified separately for the total amount of the credit facilities established hereby.

                  3.23 Acquisition Documents. Each of the representations and warranties contained in the Acquisition Documents are true and correct in all material respects as of the date hereof (except to the extent the Acquisition Documents specifically provide that any of them are made only as of a different date) and each of the parties to the Acquisition Documents has satisfied all conditions to the other parties' obligations under such Acquisition Documents.

                  3.24 Year 2000 Compliance. The Borrowers have reviewed the areas within their business and operations which could be adversely affected by, and have developed a program to address on a timely basis, the risk that certain computer applications used by the Borrowers may be unable to recognize and perform properly date-sensitive functions involving dates prior to, on and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not result in any Material Adverse Effect.

                  All of the foregoing representations and warranties shall survive the execution and delivery of the Notes and the making by the Banks of the Loans hereunder.

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






                    SECTION 4. CONDITIONS PRECEDENT; CLOSING

                  4.1 Conditions to Closing. The agreement of each Bank to enter into this Agreement and make its initial Loan or, in the case of the Issuing Bank, issue any Letter of Credit hereunder is subject to the satisfaction, immediately prior to or concurrently with such Loans, of the following conditions precedent:

                           (a) Loan Documents. The Agent shall have received (i)
this Agreement and each of the other Loan Documents, executed and delivered by a duly authorized officer of each of the Borrowers and USFM, as applicable, with a counterpart for each Bank and (ii) for the account of each Bank, Notes conforming to the requirements hereof and executed by a duly authorized officer of each of the Borrowers.

                           (b) Corporate Proceedings of the Borrowers. The Agent
shall have received a copy of the resolutions or other corporate proceedings or action, in form and substance satisfactory to the Agent, taken on behalf of each of the Borrowers authorizing (i) the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party, and
(ii) the borrowings contemplated hereunder, certified by a Responsible Officer of each of the Borrowers as of the Closing Date, which certificate shall state that such resolutions, or other proceedings or action thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Agent.

                           (c) Representations and Warranties True; No Default.
The representations and warranties of each Borrower contained in Section 3 hereof shall be true and accurate on and as of the Closing Date in all material respects with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each Borrower shall have, and shall have caused USFM to have, performed and complied with all covenants and conditions hereof applicable to it; and no Event of Default or Default under this Agreement shall have occurred and be continuing or shall exist.

                           (d) Corporate Documents. The Agent shall have
received, with a counterpart for each Bank, true and complete copies of (i) the articles of incorporation, bylaws, or other organizational documents of each Borrower, certified as of the Closing Date as complete and correct copies thereof by a Responsible Officer of each Borrower; and (ii) good standing certificates issued by the Secretaries of State (or the equivalent thereof) of each state in which such Borrower has been formed or is required to be qualified to transact business no earlier than thirty days prior to the Closing Date.

                           (e) Incumbency. The Agent shall have received a
written certificate dated the Closing Date by a Responsible Officer of each Borrower as to the names and signatures of the officers of such Borrower authorized to sign this Agreement and the other Loan

Documents. The Agent may conclusively rely on such certificate until it shall receive a further certificate by a Responsible Officer of such Borrower amending such prior certificate.

                           (f) Fees. The Borrowers shall have paid or caused to
be paid to the Agent (i) those fees required by the Fee Letter and (ii) all other fees and expenses due and payable hereunder on or before the Closing Date (if then invoiced), including without limitation the reasonable fees and expenses of counsel to the Agent.

                           (g) Legal Opinions. The Agent shall have received,
with a counterpart for each Bank, the executed legal opinion of counsel to the Borrowers, USFM and the Guarantor, addressed to the Agent and the Banks and satisfactory in form and substance to the Agent and its counsel covering such matters incident to the transactions contemplated by this Agreement and the other Loan Documents as the Agent may reasonably require. The Borrowers hereby direct such counsel to deliver such opinion, upon which the Banks and the Agent may rely.

                           (h) No Material Adverse Change. There shall be no
material adverse change in the business, operations, Property, prospects or financial or other condition of the Borrowers taken as a whole nor any material change in the management of the Borrowers or an event which would cause or constitute a Material Adverse Effect; and there shall be delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed on behalf of the Borrowers' Representative by a Responsible Officer to each such effect and covering the matters described in paragraph (c) above.

                           (i) No Litigation. No action, proceeding,
investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of this Agreement or the consummation of the transactions contemplated hereby or which, in the Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement.

                           (j) Evidence of Insurance. The Borrowers shall have
provided to each of the Banks copies of the evidence of insurance required by subsection 5.5(b).

                           (k) Existing Indebtedness, Liens. The indebtedness
owed by one or more of the Borrowers to PNC under that certain letter agreement dated March 16, 1999, among PNC and certain of the Borrowers, shall have been repaid in full or arrangements satisfactory to the Agent shall exist for the repayment thereof from the proceeds of the initial Loans hereunder. All Liens with respect to property of the Borrowers relating to such indebtedness and all credit support therefor shall have been released and satisfactory evidence of the foregoing shall have been delivered to the Agent.

                           (l) Additional Investment. A minimum investment of
$5,000,000 shall be made in the Parent Company on terms and conditions satisfactory to the Agent, including, if such investment is a debt investment, being subordinated on terms satisfactory to the Banks, to the obligations owed to the Agent and the Banks under Loan Documents.

                           (m) K&B Acquisition; Bonus Pool Payments. The K&B
Acquisition shall have been completed and copies of all Acquisition Documents and any documents and employment or other agreements relating to the Bonus Pool Payments shall have been delivered to the Agent. All Bonus Pool Payments shall be subordinated on terms satisfactory to the Banks, to the obligations owed to the Agent and the Banks under the Loan Documents.

                           (n) Additional Documents. The Agent shall have
received such additional documents, landlord agreements and waivers, certificates and information as the Agent may require pursuant to the hereof or as the Agent may otherwise reasonably request.

                  4.2 Conditions to Each Loan. The agreement of each Bank to make any Loan requested to be made by it on any date (including, without limitation, the Term Loans and the first Revolving Credit Loan hereunder) or an Issuing Bank to issue a Letter of Credit is subject to the satisfaction of the following conditions precedent:

                           (a) Representations and Warranties. Each of the
representations and warranties made by the Borrowers herein or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                           (b) No Default. No Default or Event of Default shall
have occurred and be continuing on such date or after giving effect to the Loans requested to be made or the Letter of Credit is to be issued on such date.

                           (c) No Contravention of Law. The making of the Loans
or the issuance of the Letter of Credit shall not contravene any Requirement of Law applicable to the Borrowers or any of the Banks.

Each borrowing by the Borrowers hereunder or request for the issuance of a Letter of Credit shall constitute a representation and warranty by the Borrowers as of the date of such Loan or issuance of such Letter of Credit that the conditions contained in this Section 4.2 have been satisfied.

                  4.3 Closing. The closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, Philadelphia, PA 19103, commencing at 10:00 A.M., Philadelphia time, on December 6, 1999 or such other place or date as to which the Agent, the Banks and the Borrowers shall agree. The date on which the Closing shall be completed is referred to herein as the "Closing Date".

                        SECTION 5. AFFIRMATIVE COVENANTS

                  The Borrowers hereby agree that, so long as any Commitments remain in effect, any Note remains outstanding and unpaid, any Letter of Credit remains outstanding or any other amount is owing to any Bank or the Agent hereunder, each of the Borrowers shall:

                  5.1  Financial Statements. Furnish to each Bank:

                       (a) as soon as available, but in any event not later than 90 days after the close of each fiscal year of CECO, a copy of the annual audit report for such year for CECO, including therein consolidated and consolidating balance sheets of CECO as at the end of such fiscal year, and related statements of income, shareholders' equity and cash flow of CECO for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and with the prior year with such changes therein as shall be approved by CECO's independent certified public accountants, such consolidated and consolidating financial statements to be certified by independent certified public accountants selected by CECO and reasonably acceptable to the Banks, without any exception or qualification arising out of the restricted or limited nature of the examination made by such accountants;

                       (b) as soon as available, but in any event not later than 30 days after the end of each calendar month, and no later than 45 days after the end of each of the first three quarterly periods of each fiscal year of CECO, unaudited consolidated and consolidating financial statements of CECO, including therein (i) balance sheets of CECO as at the end of such period, (ii) the related statements of income of CECO, and (iii) the related statements of cash flow and shareholders' equity of CECO all for the period from the beginning of such fiscal year to the end of such period, setting forth in each case in comparative form the corresponding figures for the like period of the preceding fiscal year; all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and with prior periods and certified on behalf of CECO and the Borrowers' Representative by a Responsible Officer;

                       (c) as soon as available, but in any event no later than 15 days after the end of each calendar month, a Borrowing Base Certificate in the form of Exhibit D attached hereto;

                       (d) as soon as available, but in any event not later than 15 days after the end of each of each monthly period of each fiscal year of the Borrowers, accounts receivable agings of the Borrowers in reasonable detail satisfactory to the Agent, and certified on behalf of the Borrowers' Representative by a Responsible Officer.

                  5.2  Certificates; Other Information. Furnish to each Bank:

                       (a) concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and (b), (i) a certificate on behalf of the Borrowers' Representative executed by a Responsible Officer, showing in detail the calculations supporting such statements in respect of
Section 6.1 ; and (ii) a certificate (the "Applicable Margin Certificate") of the Borrowers' Representative, executed on its behalf by a Responsible Officer,
(A) showing in detail the calculation of the Leverage Ratio as at the last day of the preceding fiscal quarter and (B) stating that, to the best of his or her knowledge, each of the Borrowers and CECO during such period has kept, observed, performed and fulfilled each and every covenant and condition contained in this Agreement and in the Notes and the other Loan Documents applicable to it and that he or she obtained no knowledge of any Default or Event of Default except as specifically indicated;

                       (b) within 30 days after request therefor by the Agent, such detailed financial projections, forecasts and budgets as the Banks or the Agent may from time to time (but not more frequently than once in respect of each fiscal year) reasonably request;

                       (c) any reports, including management letters submitted to any of the Borrowers by independent accountants in connection with any annual, interim or special audit;

                       (d) any reports, notices or proxy statements generally distributed by CECO or any of the Borrowers to its stockholders on a date no later than the date supplied to the stockholders; and

                       (e) promptly, such additional financial and other information as the Banks or the Agent may from time to time reasonably request.

                  5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the applicable Borrower; provided that, the foregoing exception shall not apply to, and the Borrowers shall pay, any contested liability on or prior to ten (10) days after the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

                  5.4 Conduct of Business and Maintenance of Existence. Subject to Section 6.4 hereof, continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, trademarks, trade names, licenses, franchises and other authorizations necessary or desirable in the normal conduct of its business; comply with all Contractual Obligations and material Requirements of Law; provided, that the Borrowers shall cause USFM to not engage in any business after the date hereof, other than to transfer certain of its assets to any of the Borrowers and otherwise wind up its business.

                  5.5 Maintenance of Property; Insurance. (a) Maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties material or necessary to its business, and from time to time make or cause to be made all appropriate repairs, renewals or replacements thereof.

                           (b) Insure its properties and assets against loss or
damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, worker's compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary. The Borrowers shall deliver (i) on the Closing Date and annually thereafter an original certificate of insurance signed by the Borrowers' independent insurance broker describing and certifying as to the existence of the insurance on the Borrowers' properties and assets required to be maintained by this Agreement and (ii) at the request of the Agent from time to time a summary schedule indicating all insurance then in force with respect to the Borrowers. Each insurance policy shall provide for at least thirty (30) days' prior written notice to the Agent of any termination of or proposed cancellation or nonrenewal of such policy, and name the Agent as additional insured and loss payee.

                  5.6 Inspection of Property; Books and Records; Discussions.
(a) Permit any of the officers or authorized employees or representatives of the Agent or any of the Banks to visit and inspect during normal business hours any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts (including those of its Affiliates) with its officers, all in such detail and at such times and as often as any of the Banks may reasonably request, provided that each Bank shall provide the Borrowers and the Agent with reasonable notice prior to any visit or inspection. In the event Required Banks desire to conduct an audit of the Borrowers (to which the Borrowers hereby consent), such Banks shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Agent.

                           (b) Maintain and keep proper books of record and
account which enable the Borrowers to issue financial statements in accordance with GAAP and as otherwise required by applicable Requirements of Law, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

                           (c) Permit (i) auditors chosen by the Agent to visit
and inspect any of its properties to conduct a collateral audit of the inventory and other assets of the Borrowers, in such detail as the Agent may reasonably request, during normal business hours within ninety (90) days after the Closing Date (the "Initial Audit"), (ii) an additional collateral audit to be conducted after the Initial Audit and prior to December 31, 2000, by an auditor chosen by the Agent, and (iii) an annual collateral audit by an auditor chosen by the Agent in each calendar year thereafter. All of the collateral audits provided for hereunder shall be at the sole cost and expense of the Borrowers.

                  5.7 Notices. Promptly, upon any of the Borrowers becoming aware, give notice to the Agent and each Bank of:

                           (a) the occurrence of any Default or Event of
Default;

                           (b) any (i) default or event of default under any
Contractual Obligation of any of the Borrowers or (ii) litigation, investigation or proceeding which may exist at any time between any of the Borrowers and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could have a Material Adverse Effect;

                           (c) any litigation or proceeding which, if adversely
determined, could have a Material Adverse Effect;

                           (d) the following events, as soon as possible and in
any event within 15 days after any of the Borrowers knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or any of the Borrowers or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Single Employer Plan in a distress termination under Section 4041(c) of ERISA or Multiemployer Plan, in each case, except as is not reasonably likely to have a Material Adverse Effect;

                           (e) the occurrence or existence of a material default
by any party, including a Borrower, to any material contract to which a Borrower is a party, or the actual or threatened termination, revocation or non-renewal of any such material contract;

                           (f) any correspondence or notices from any
Governmental Authority that regulates the operations of a Borrower relating to an actual or threatened change or development that is reasonably likely to have a Material Adverse Effect;

                           (g) entry of any order, judgment, decree or decision
issued by any court, arbitrator or Governmental Authority in any proceeding to which a Borrower is a party which is reasonably likely to have a Material Adverse Effect;

                           (h) any notice from a Governmental Authority received
by a Borrower of such Governmental Authority's intention to audit any Federal, state, local or foreign tax return (except for notices of sales, excise, use and property tax audits, which the Borrowers shall provide to the Agent upon request) of such Borrower, together with a copy of any such notice as well as any subsequent notice with respect thereto from any such Governmental Authority;

                           (i) any lapse, termination, non-renewal or reduction
in coverage of any insurance coverage required to be maintained by the Borrowers pursuant to any Loan Document; and

                           (j) an event which has had a Material Adverse Effect.
Each notice pursuant to this subsection shall be accompanied by a statement of the Borrowers' Representative, executed on its behalf by a Responsible Officer, setting forth details of the occurrence referred to therein and stating what action the Borrowers propose to take with respect thereto.

                  5.8 Environmental Laws. (a) Comply with, and require compliance by all tenants and to the extent possible, all subtenants, if any, with, all Environmental Laws and obtain and comply with and maintain, and require that all tenants and to the extent possible, all subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws except to the extent that failure to so comply or obtain or maintain such documents would not have a Material Adverse Effect.

                           (b) Except as set forth in Schedule 3.13, comply with
all lawful and binding orders and directives of all Governmental Authorities respecting Environmental Laws except to the extent that failure to so comply would not have a Material Adverse Effect.

                           (c) Defend, indemnify and hold harmless the Agent and
the Banks, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of or noncompliance with any Environmental Laws applicable to the real property owned or operated by the Borrowers, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the negligence or willful misconduct of any of the foregoing enumerated parties.

                  5.9 Ownership of Borrowers; Joinder of Subsidiaries. (a) Except as set forth on Schedule 3.14, each Borrower (other than the Parent Company) shall remain a Wholly-Owned Subsidiary of the Parent Company.

                           (b) If any Borrower or USFM hereafter (i) acquires
(directly or indirectly) a Subsidiary, or (ii) transfers in a single transaction or series of transactions to any Subsidiary, now existing or hereafter acquired or created, assets (real or personal, tangible or intangible, including, without limitation, shares of stock or indebtedness of any other Subsidiary and leasehold interests), whether by capital contribution, loan, advance, investment, sale, lease, assignment, transfer, merger, consolidation or other disposition, the Borrowers will (x) cause such Subsidiary to become a Borrower or a party to a Guaranty, (y) pledge all of the Capital Stock of such Subsidiary to the Agent, and (z) cause such Subsidiary to pledge all of its assets to the Agent, in each case, promptly after the transfer or acquisition, by execution of a writing satisfactory to the Agent. Nothing in this Section is intended to permit any acquisition or transfer not otherwise permitted by this Agreement.

                  5.10 Management Changes. Notify the Agent in writing within fifteen (15) days after any change of any of the following officers: (a) with respect to CECO, the Parent Company, CECO Filters, Inc. and The Kirk & Blum Manufacturing Company, the chief executive officer, chief operating officer, chief financial officer or president; and (b) with respect to any other Borrower, the president. In the event that any executive officer of any Borrower or CECO after the Closing Date shall cease to be an executive officer of any of the Borrowers or CECO, the Borrowers shall cause a qualified replacement officer to promptly be appointed to fill such position such that no material adverse effect shall occur with respect to any of the Borrowers.

                  5.11 Maintenance of Intellectual Property, Permits, Etc. Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, maintain in full force and effect all intellectual property and all licenses, franchises, permits and other authorizations necessary for the ownership and operation of their respective properties and business.

                  5.12 Plans and Benefit Arrangements. Comply and cause each Commonly Controlled Entity to comply, with ERISA, the Code and all other applicable Requirements of Law which are applicable to Plans, except where the failure to do so, alone or in conjunction with any other failure, could not reasonably be expected to have a Material Adverse Effect.

                  5.13 Interest Rate Protection. Within 90 days after the Closing Date, enter into with one or more banks, the unsecured long-term debt obligations of which are rated "A3" or higher by Moody's or "A-" by S&P, and issued by a bank having capital, surplus and undivided profits aggregating at least $250,000,000, such interest rate protection contracts (collectively, the "Interest Rate Protection Agreements") as are necessary to cause an amount not less than 50% of the Borrowers' then outstanding Term Loan A and Term Loan B hereunder to bear interest either at a fixed rate or be subject to contracts which shall provide for a protected fixed rate acceptable to the Agent. Such contracts shall conform to ISDA standards, shall be subject to intercreditor and subordination provisions as may be acceptable to the Agent and shall otherwise be acceptable to the Agent as to structure, notional amount (subject to the 50% standard set forth herein) and shall extend for a term of at least three years (except that no such contracts shall be required to extend beyond the Termination Date).

                  5.14 Further Assurances; Power of Attorney. At any time and from time to time, upon the Agent's reasonable request, make, execute and deliver, and use its best efforts to cause any other Person to make, execute and deliver, to the Agent, and where appropriate cause to be recorded or filed, and from time to time thereafter to be re-recorded and refiled at such time and in such offices and places as shall be deemed desirable by the Agent any and all such further certificates and other documents and instruments as the Agent may reasonably consider necessary or desirable in order to effectuate, complete, perfect, continue or preserve the obligations under this Agreement and the other Loan Documents and the Liens created to secure such obligations. Each Borrower hereby appoints the Agent, and any of its officers, directors, employees and authorized agents, with full power of substitution, upon any failure by such Borrower, to take or cause to be taken any action described in the preceding sentence and to make, execute, record, file, re-record or refile any and each such security document, instrument, certificate and document for and in the name of such Borrower; provided, that the Agent shall not take any action pursuant to such power unless an Event of Default shall have occurred and be continuing. The power of attorney granted pursuant to this subsection is coupled with an interest and shall be irrevocable until the Notes are paid in full, no other amount is owed to the Agent or any Bank hereunder or under the other Loan Documents and the Commitments are terminated.

                          SECTION 6. NEGATIVE COVENANTS

                  The Borrowers hereby agree that, so long as any of the Commitments remain in effect, any Note remains outstanding and unpaid, any Letter of Credit remains outstanding (which is not subject to a cash collateral arrangement satisfying the provisions of Section 2.4(g)) or any other amount is owing to any Bank or the Agent hereunder, none of the Borrowers shall, and the Borrowers shall cause USFM not to, directly or indirectly:

                  6.1 Financial Covenants.

                      (a) Leverage Ratio. Permit the Leverage Ratio, as of the end of any fiscal quarter ending during the periods specified below, for the prior four consecutive fiscal quarters, to equal or exceed the amount set forth opposite such period:

--------------------------------------------------------------------------------
                                                                 Leverage Ratio
Last Day of Fiscal Quarter During Period                        To Be Less Than
--------------------------------------------------------------------------------
December 31, 2000 through June 29, 2001                             3.75 to 1
--------------------------------------------------------------------------------
June 30, 2001 through December 30, 2001                             3.50 to 1
--------------------------------------------------------------------------------
December 31, 2001 through December 30, 2002                         3.00 to 1
--------------------------------------------------------------------------------
December 31, 2002 through December 30, 2003                         2.50 to 1
--------------------------------------------------------------------------------
December 31, 2003 through December 30, 2004                         2.25 to 1
--------------------------------------------------------------------------------
December 31, 2004 through Termination Date                          2.00 to 1
--------------------------------------------------------------------------------

                      (b) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio, (i) as of the end of each of the fiscal quarters ending December 31, 2000, March 31, 2001,

June 30, 2001 and September 30, 2001, in each case for the prior four consecutive fiscal quarters, to be less than 1.15, and (ii) as of the end of any fiscal quarter thereafter for the prior four consecutive fiscal quarters, to be less than 1.20 to 1.

                      (c) Interest Coverage Ratio. Permit the Interest Coverage Ratio for the period (i) beginning January 1, 2000 and ending June 30, 2000 to be less than 1.50 to 1, or (ii) beginning January 1, 2000 and ending September 30, 2000 to be less than 2.00 to 1. Permit the Interest Coverage Ratio, as of the end of any fiscal quarter ending during the periods specified below, for the prior four consecutive fiscal quarters, to equal or exceed the amount set forth opposite such period:

--------------------------------------------------------------------------------
                                                         Interest Coverage Ratio
Last Day of Fiscal Quarter During Period                 To Be Less Than
--------------------------------------------------------------------------------
December 31, 2000 through December 30, 2001                     2.50 to 1
--------------------------------------------------------------------------------
December 31, 2001 through December 30, 2002                     3.25 to 1
--------------------------------------------------------------------------------
December 31, 2002 through December 30, 2003                     3.75 to 1
--------------------------------------------------------------------------------
December 31, 2003 through Termination Date                      4.00 to 1
--------------------------------------------------------------------------------

                      (d) Capital Expenditures. Permit the amount of aggregate capital expenditures of the Borrowers and CECO to exceed $900,000 in any fiscal year.

                      (e) EBITDA. Permit the EBITDA (i) of CECO Filters, Inc. for the fiscal period beginning October 1, 1999 and ending December 31, 1999, prior to any management fees paid to CECO for such period to be less than $562,500, or (ii) of CECO, for the following fiscal periods, to be less than the amount set forth opposite such period:

--------------------------------------------------------------------------------
Period                                               EBITDA Not to be Less Than
--------------------------------------------------------------------------------
January 1, 2000 through March 31, 2000                       $1,050,000
--------------------------------------------------------------------------------
January 1, 2000 through June 30, 2000                        $2,750,000
--------------------------------------------------------------------------------
January 1, 2000 through September 30, 2000                   $5,100,000
--------------------------------------------------------------------------------


                  6.2 Limitation on Debt. At any time incur, create, assume, or suffer to exist any Debt except:

                      (i) amounts outstanding hereunder as Loans;

                      (ii) Indebtedness of one Borrower to another Borrower;

                      (iii) Debt existing as of the date hereof described on
         Schedule 6.2 (including any extensions or renewals or refinancings thereof provided there is no increase in the amount thereof or other significant change in the terms thereof);

                      (iv) Debt under Interest Rate Protection Agreements;

                      (v) Debt incurred (i) on or prior to the date hereof and set forth on Schedule 6.2 and (ii) after the date hereof, for the purchase of capital assets for which a lien on such assets is granted to the creditor; provided that the aggregate amount of such Debt outstanding at any time and not set forth on Schedule 6.2 shall not exceed $500,000;

                      (vi) Debt owed to CECO on the Closing Date in respect of amounts owed by CECO to various creditors and subject to a Subordination Agreement among such creditors, CECO and the Agent; and

                      (vii) Subordinated Debt.

                  6.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, including, without limitation, the stock of each Borrower and USFM, whether now owned or hereafter acquired, except for Liens with respect to USFM to the extent such Liens do not have a material adverse effect on the Borrowers and USFM, taken as a whole, and except for:

                      (a) The following, (i) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (ii) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not materially impair the ability of the Borrowers to perform their obligations hereunder or under the other Loan Documents:

                          (A) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the Borrowers maintain such reserves or other appropriate provisions as shall be required by GAAP and pay all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                          (B) Claims, Liens or encumbrances upon, and defects of title to, real or personal property including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; and

                          (C) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens;

                      (b) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                      (c) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business of the Borrowers or USFM;

                      (d) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not interfere with the ordinary conduct of the business of any of the Borrowers;

                      (e) Liens which were in existence on the date hereof and shown on Schedule 6.3 and extensions or replacements thereof;

                      (f) Liens on assets of corporations which become Borrowers after the date of this Agreement, provided that such Liens existed at the time the respective corporations became Borrowers and were not created in anticipation thereof and liens on assets acquired by Borrowers in acquisitions permitted by Section 6.6 (which liens were in existence at the time of such acquisitions);

                      (g) Liens upon real property, which property was acquired after the Closing Date by the Borrowers, each of which Liens existed on such property before the time of its acquisition or was created to finance, refinance or refund the cost (including the cost of construction) of the respective property; provided, however, that no such Lien shall extend to or cover any accounts receivable or inventory under any circumstances or any property of the Borrowers other than the respective property so acquired and improvements thereon, and the principal amount of indebtedness secured by any such Lien shall not exceed the fair market value of the respective property at the time it was acquired;

                      (h) Capital Leases as and to the extent permitted under this Agreement;

                      (i) Liens in favor of the Agent or any Bank; and

                      (j) Purchase money security interests on equipment purchased in the ordinary course of business securing Debt permitted by Section 6.2.

                  6.4 Limitations on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets except:

                      (a) any Borrower may merge with any other Borrower;

                      (b) any Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to one or more of the Borrowers; and

                      (c) a merger in connection with a Permitted Acquisition permitted under Section 6.6, in which the surviving entity is a Borrower.

provided that, immediately after each such transaction and after giving effect thereto, the Borrowers are in compliance with this Agreement and no Default or Event of Default shall be in existence or result from such transaction.

                  6.5 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, accounts receivable and leasehold interests), whether now owned or hereafter acquired, except:

                      (i) obsolete or worn out property disposed of in the ordinary course of business;

                      (ii) the sale of inventory or other assets, or the licensing of intellectual property, in each case in the ordinary course of business;

                      (iii) any sale, transfer or lease of assets by any Borrower or USFM to any Borrower; and

                      (iv) any Asset Sale for which the Net Sale Proceeds are applied in accordance with Section 2.10.

                  6.6 Limitations on Acquisitions. Purchase, hold or acquire beneficially any stock, other securities or evidences of indebtedness of, or make or permit any investment or acquire any interest whatsoever in, any other Person, except for Permitted Acquisitions and shares of common stock of The Factory Power Company held by such Borrower on the Closing Date.

                  6.7 Limitation on Distributions and Investments. (a) At any time make (or incur any liability to make) or pay any Distribution in respect of the Borrowers (other than a Distribution payable to another Borrower or a Bonus Pool Payment); provided, that the Borrowers shall be permitted to pay CECO for operating expenses pursuant to a management agreement delivered to the Agent, an amount not exceeding $600,000 in the aggregate in any fiscal year.

                      (b) Make any Investments other than Permitted Investments.

Notwithstanding anything to the contrary contained herein, no Distributions or CECO Debt Repayments may be made by any Borrower if a Default or Event of Default shall have occurred and be continuing or shall occur as a result thereof.

                  6.8 Transactions with Affiliates. Except for CECO Debt Repayments or otherwise as expressly permitted in this Agreement or any other Loan Document, directly or indirectly enter into any transaction or arrangement whatsoever or make any payment to or otherwise deal with any Affiliate, except, as to all of the foregoing in the ordinary course of and pursuant to the reasonable requirements of the Borrowers' business and upon fair and reasonable terms no less favorable to the Borrowers than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of the Borrowers.

                  6.9 Sale and Leaseback. Enter into any arrangement with any Person providing for the leasing by any of the Borrowers of real or personal property which has been or is to be sold or transferred by such Borrower to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Borrower.

                  6.10 Continuation of or Change in Business. Engage in any business either directly or through any Subsidiary except for businesses in which any of the Borrowers is engaged on the date of this Agreement and any business activities directly related to such existing business and the Borrowers shall cause USFM to not engage in any business other than as permitted herein.

                  6.11 Limitation on Negative Pledge. Enter into any agreement with any Person other than the Agent and the Banks which prohibits or limits the ability of any Borrower or USFM to create, incur, assume or suffer to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired.

                  6.12 Changes in Organizational Documents. Amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws or other organizational documents without providing at least thirty (30) calendar days' prior written notice to the Agent.


                          SECTION 7. EVENTS OF DEFAULT

                  7.1 Events of Default. If any of the following events shall occur and be continuing:

                      (a) The Borrowers shall fail to pay any principal of any Note when due in accordance with the terms thereof or hereof; or the Borrowers shall fail to pay any interest on any Note, or any other amount payable hereunder, within five (5) days after notice of such failure is given by the Agent; or

                      (b) Any representation or warranty made or deemed made by the Borrowers herein or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                      (c) The Borrowers shall default in the observance or performance of any agreement contained in Section 6 or CECO shall default in the observance or performance of any agreement contained in Section 8 of the Guaranty; or

                      (d) The Borrowers or CECO shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a) through (c) of this Section 7.1) or any other Loan Document, and such default shall continue unremedied for a period of thirty (30) days; or

                      (e) One or more judgments or decrees shall be entered against (i) any of the Borrowers involving in the aggregate a liability (not paid or fully covered by insurance) of $500,000 or more, or (ii) USFM which would have a Material Adverse Effect, and all such judgments or decrees shall not have been vacated, discharged, settled, satisfied or paid, or stayed or bonded pending appeal, within sixty (60) days from the entry thereof; or

                      (f) Any of the Borrowers or USFM shall (i) default in the payment of any amount due under any Debt of any one or more of the Borrowers in excess of $500,000 in the aggregate (other than the Notes), beyond the period of grace, if any, provided in the instrument or agreement under which such Debt was created; or (ii) default in the observance or performance of any other agreement contained in any such Debt or in any instrument or agreement evidencing, securing or relating thereto beyond any applicable notice and grace period, or any other event shall occur the effect of which default or other event is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Debt (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Debt to become due and payable prior to its stated maturity or any such Debt is declared to be due and payable prior to its stated maturity unless such default, event or declaration referred to in this subparagraph (ii) is waived or cured to the satisfaction of such other party as demonstrated to the satisfaction of the Agent by the Borrowers prior to the Agent taking any action under Section 7.2 in respect of such occurrence; or

                      (g) (i) Any of the Borrowers shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or any of the Borrowers shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any of the Borrowers any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against any of the Borrowers any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process on a claim against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) any of the Borrowers shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any of the Borrowers shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                      (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Required Banks, likely to result in the termination by action of the PBGC or any court of such Plan for purposes of Title IV of ERISA, or (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions, if any would have a Material Adverse Effect; or

                      (i) Any change in control of the Borrowers or USFM shall occur (as used herein, the term "change in control" means either (A) any change in ownership of any class of stock or capital stock generally of the Borrowers or USFM which would result in a change or transfer in the power to control the election of a majority of the board of directors or in other indicia of majority voting control to persons or entities other than those persons who have such majority voting control on the Closing Date or (B) a decrease in such persons' right to vote at shareholders' meetings to an aggregate level less than 51%); or

                      (j) Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged and thereby deprive or deny the Banks and the Agent the intended benefits thereof or they shall thereby cease substantially to have the rights, titles, interests, remedies, powers or privileges intended to be created thereby; or

                      (k) A notice of lien or assessment in excess of $500,000 is filed of record with respect to all or any part of the Borrowers' assets having a value of at least that amount by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal, or other governmental agency, including, without limitation, the PBGC, becomes payable and the same is not paid, vacated, bonded or stayed pending appeal within thirty (30) days after the same becomes payable; or

                      (l) The Parent Company on a consolidated basis ceases to be Solvent; or

                      (m) A Material Adverse Effect shall have occurred and be continuing; or

                      (n) Except as otherwise permitted in this Agreement, any of the Borrowers ceases to conduct its business as contemplated or any such Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (60) days after the entry thereof.

                  7.2 Remedies. (a) If an Event of Default specified under subsections 7.1 (a) through (f) or (h) through (n) shall occur and be continuing, the Banks shall be under no further obligation to make Loans hereunder and no Issuing Bank shall be under any further obligation to issue Letters of Credit hereunder, and the Agent upon the request of the Required Banks shall (i) by written notice to the Borrowers, terminate the Revolving Credit Commitment and/or declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Debt of the Borrowers to the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and
(ii) require the Borrowers to, and the Borrowers shall thereupon, deposit in a non-interest bearing account with the Agent, as cash collateral for its obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrowers hereby pledge to the Agent and the Banks, and grant to the Agent and the Banks a security interest in, all such cash as security for such obligations.

                      (b) If an Event of Default specified under subsections 7.1(g) hereof shall occur, the Revolving Credit Commitment shall immediately terminate and the Banks shall be under no further obligations to make Loans hereunder and no Issuing Bank shall be under any further obligation to issue Letters of Credit hereunder, and the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other obligations of the Borrowers to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

                      (c) If an Event of Default shall occur and be continuing, any Bank to whom any obligation is owed by the Borrowers hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Section 9.6 hereof and any branch, subsidiary or Affiliate of such Bank or Participant shall have the right, in addition to all other rights and remedies available to it, without notice to the Borrowers, to set-off against and apply to the then unpaid balance of all the Loans and all other obligations of the Borrowers hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, any of the Borrowers by such Bank or participant or by such branch, Subsidiary or Affiliate, including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by any of the Borrowers for its own account (but not including funds held in custodian or trust accounts or other accounts established solely for the benefit of parties other than the Borrowers) with such Bank or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Bank or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of any Borrower is or are matured or unmatured and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to any Bank or the Agent.

                      (d) Notwithstanding any provision herein to the contrary or in the other Loan Documents, any proceeds received by the Agent from any payment made by the Borrowers or any of them under this Agreement or the other Loan Documents after the Revolving Credit Commitment has been terminated, or received by the Agent from the foreclosure, sale, lease, collection upon, realization of or other disposition of any collateral which may have been provided to the Agent or an Issuing Bank for the obligations of one or more of the Borrowers hereunder after the Revolving Credit Commitment has been terminated (including without limitation insurance proceeds), shall be applied by the Agent as follows, unless otherwise agreed by all the Banks:

                          (i) first, to reimburse the Agent for out-of-pocket
costs, expenses and disbursements, including without limitation reasonable attorneys' fees and legal expenses, incurred by the Agent in connection with collection of any obligations of the Borrowers under any of the Loan Documents;

                          (ii) second, to accrued and unpaid interest on the
Loans and the obligations of the Borrower under the Interest Rate Protection Agreements to the extent provided by one or more Banks (ratably according to their respective amounts then outstanding);

                          (iii) third, (A) to the principal amount of the Loans
(including any Loans made to reimburse any draws under Letters of Credit) then outstanding, (B) to the principal or similar amount then due under the Interest Rate Protection Agreements to the extent provided by one or more Banks, and (C) by deposit in a cash collateral account maintained by the Agent, to satisfy the L/C Coverage Requirement with respect to all outstanding Letters of Credit (ratably according to the respective amounts then outstanding);

                          (iv) fourth, to fees payable under this Agreement, any
Interest Rate Protection Agreements (to the extent provided by one or more Banks) or any of the other Loan Documents (ratably according to the respective amounts then outstanding);

                          (v) fifth, to the repayment of all other indebtedness
then due and unpaid of the Borrowers to the Banks incurred under this Agreement, any Interest Rate Protection Agreements (to the extent provided by one or more Banks) or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise (ratably according to the respective amounts then outstanding); and

                          (vi) the balance, if any, as required by law.

                      (e) Each Bank agrees that (i) if at any time it shall receive the proceeds of any collateral or any proceeds thereof or (ii) if after the Revolving Credit Commitment has been terminated it shall receive any payment on account of the Loans or any other amounts owing hereunder, under the other Loan Documents, or under an Interest Rate Protection Agreement (in either case other than through application by the Agent in accordance with subsection 7.2(d)), it shall promptly turn the same over to the Agent for application in accordance with the terms of subsection 7.2(d).

                      (f) In addition to the other rights and remedies contained in this Agreement or in the other Loan Documents, the Loans shall, at the Required Banks' option, bear the interest rates provided in Section 2.8 hereof.

                      (g) In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Agent shall have all of the rights and remedies under applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to them and the Banks under the Loan Documents or applicable Law.


                              SECTION 8. THE AGENT

                  8.1 Appointment. Each Bank hereby irrevocably designates and appoints PNC as the Agent of such Bank under this Agreement. Each such Bank irrevocably authorizes the Agent, as the agent for such Bank to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. The Agent agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement.

                  8.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to engage and pay for


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the advice and services of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible to the Banks for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  8.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable to any of the Banks for any action lawfully taken or omitted to be taken by them or such Person under or in connection with this Agreement (except for their or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrowers or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Notes or the other Loan Documents or for any failure of the Borrowers to perform their obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Loan Documents, or to inspect the properties, books or records of the Borrowers.

                  8.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Banks as they deem appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Notes and the other Loan Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

                  8.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Bank or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided that unless and until the Agent shall have received such directions,



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




the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                  8.6 Non-Reliance on Agent and Other Banks. Each Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrowers which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  8.7 Indemnification. The Banks agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this Section 8.7 shall survive the payment of the Notes and all other amounts payable hereunder.

                  8.8 Agent in its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though it was not the Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

                  8.9 Successor Agent. The Agent may resign as Agent upon sixty
(60) days' notice to the Banks and the Borrowers. If such Agent shall resign as Agent under this Agreement, then the Required Banks shall appoint from among the Banks a successor agent for the Banks, which appointment shall be subject to the approval of the Borrowers (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of an Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this
Section 8.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  8.10 Beneficiaries. Except as expressly provided herein, the provisions of this Section 8 are solely for the benefit of the Agent and the Banks, and the Borrowers shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrowers.


                            SECTION 9. MISCELLANEOUS

                  9.1 Amendments and Waivers. Neither this Agreement, any Note or any other Loan Document, nor any terms hereof of thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the written consent of the Required Banks, the Agent and the Borrowers may, from time to time, enter into written amendments, supplements or modifications hereto and to the Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement or the Notes or the other Loan Documents or changing in any manner the rights of the Banks or of the Borrowers hereunder or thereunder or waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement or the Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall directly or indirectly (a) reduce the amount or extend the maturity of any Note or any installment thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any fee payable to any Bank hereunder, or change the duration or amount of any Bank's Commitments, in each case without the consent of the Bank affected thereby or (b) amend, modify or waive any provision of this Section 9.1 or reduce the percentages specified in the definition of Required Banks or consent to the assignment or transfer by the Borrowers of any of their rights and obligations under this Agreement, the Notes and the other Loan Documents, or release any security interest in or lien on

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



any of the collateral securing, or release any guaranty of, any of the obligations under the Loan Documents, except as otherwise permitted in the Loan Documents, in each case without the written consent of all the Banks, or (c) amend, modify or waive any provision of Section 8 without the written consent of the then Agent, or (d) amend, modify or waive any provision of Section 2.5 without the written consent of any Issuing Bank affected thereby. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Borrowers, the Banks, the Agent and all future holders of the Notes. In the case of any waiver, the Borrowers, the Banks and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when sent during normal business hours with electronic confirmation or otherwise when received, addressed as follows in the case of the Borrowers, and the Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

         The Borrowers:                     c/o CECO Group, Inc.
                                            3120 Forrer Street
                                            Cincinnati, Ohio 45209
                                            Attention: Richard J. Blum
                                            Telecopy: (513) 458-2622




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




                         and            CECO Environmental, Corp.
                                        505 University Avenue, Suite 1400
                                        Toronto, Canada M5G 1 X3
                                        Attention: Phillip DeZwirek
                                        Telecopy: (416) 593-4658

             With a copy to:            Sugar, Friedberg & Felsenthal
                                        30 North LaSalle Street, #2600
                                        Chicago, Illinois 60602
                                        Attention: Leslie J. Weiss, Esq.
                                        Telecopy: (312) 372-7951

                                        (provided that failure to send a
                                        copy of any notice to said counsel
                                        shall in no way affect, limit or
                                        invalidate any notice sent to the
                                        Borrowers or the exercise of any of
                                        the Banks' or the Agent's rights or
                                        remedies pursuant to a notice sent
                                        to the Borrowers.)

         The Agent:                     PNC Bank, National Association
                                        1600 Market Street
                                        Philadelphia, PA 19103
                                        Attention: John Siegrist
                                        Telecopy: (215) 585-4143

                                        and

                                        PNC Bank, National Association
                                        249 Fifth Street
                                        Pittsburgh, PA 15222-2707
                                        Attention: Arlene Ohler
                                        Telecopy: (412) 762-8672

         With a copy to:                Ballard Spahr Andrews & Ingersoll, LLP
                                        1735 Market Street
                                        Philadelphia, PA 19103-7599
                                        Attention: Carl H. Fridy, Esq.
                                        Telecopy: (215) 864-8999

provided that any notice, request or demand to or upon the Agent or the Banks pursuant to Sections 2.1, 2.9 or 2.10 shall not be effective until received.

                  9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy,


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



power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  9.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents.

                  9.5 Payment of Expenses and Taxes. The Borrowers agree (a) to pay or reimburse the Agent for all of its out-of-pocket costs and expenses incurred in connection with any amendment, supplement or modification to this Agreement, the Notes, the other Loan Documents, the Letters of Credit and any other documents prepared in connection therewith, including, without limitation, the reasonable fees and disbursements of counsel to the Agent (which counsel may or may not include employees of the Agent), (b) to pay or reimburse each Bank and the Agent for all of their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents, the Letters of Credit and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to the Agent (which counsel may or may not include employees of the Agent) and to the several Banks, and (c) to pay, indemnify, and hold each Bank and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any (other than Taxes expressly excluded from the definition of Taxes in Section 2.13 and Taxes for which the Borrowers have no liability under subsection 2.13(c)) which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents, and any such other documents, and (d) to pay, indemnify, and hold each Bank and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, and, incident to a Default or Event of Default, the performance and administration, of this Agreement, the Notes, the other Loan Documents, the Letters of Credit and any such other documents or the transactions contemplated hereby or thereby or any action taken or omitted under or in connection with any of the foregoing (all the foregoing, collectively, the "indemnified liabilities"), provided, that the Borrowers shall have no obligation hereunder to the Agent or any Bank with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent or any such Bank. The Borrowers shall be given notice of any claim for indemnified liabilities and shall be afforded a reasonable opportunity to participate in the defense, compromise or settlement thereof. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

                  9.6 Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns

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






of such party, and all covenants, promises and agreements by or on behalf of the Borrowers, the Agent or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. The Borrowers may not assign or transfer any of their rights or obligations under this Agreement or the other Loan Documents without the prior written consent of each Bank.

                      (b) Each Bank may, in accordance with applicable law, assign all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans at the time owing to it and the Notes held by it); provided, however, that (i) each such assignment shall be to a Bank or Affiliate thereof, or, with the consent of the Agent and, prior to the occurrence of an Event of Default, of the Borrowers (which consent shall not be unreasonably withheld or delayed) to one or more banks or other financial institutions, (ii) so long as the Revolving Credit Commitment is in effect, the amount of each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000, and (iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment and a processing and recordation fee of $3,500.00 (except in the case of an assignment by any Bank to one of its Affiliates). Upon acceptance and recording pursuant to paragraph (d) of this Section 9.6, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement and (B) the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.5 (to the extent that such Bank's entitlement to such benefits arose out of such Bank's position as a Bank prior to the applicable assignment), as well as to any Commitment Fees accrued for its account and not yet paid). Notwithstanding any provision of this subsection 9.6, after the Revolving Credit Commitment has been terminated, any Bank may assign all or any portion of its interests, rights and obligations under this Agreement and the other Loan Documents to any Person (whether or not an entity described in clause (i) above); provided, however, that any assignment of a Bank's obligations with respect to Letters of Credit may not be so assigned without the consent of the Issuing Bank, such consent not to be unreasonably withheld.

                      (c) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Bank warrants that it is the legal and beneficial owner of the interest being assigned thereby, free and clear of any adverse claim, and that its Commitments and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents, or any other instrument or document furnished pursuant hereto or thereto, or the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                      (d) The Agent shall maintain at its offices in Pennsylvania a copy of each Assignment and Acceptance and the names and addresses of the Banks, and the Commitments of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of error and the Borrowers, the Agent and the Banks may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

                      (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and an assignee together with the Note or Notes subject to such assignment, the processing and recordation fee referred to in paragraph (b) above, the Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Banks. Within five Business Days after receipt of notice, the Borrowers, at their own expense, shall execute and deliver to the Agent, in exchange for each surrendered original Note, (x) a new Note to the order of such assignee in an amount equal to the portion of the applicable Commitments assumed by it pursuant to such Assignment and Acceptance and, (y) if the assigning Bank has retained a Commitment, a new Note to the order of such assigning Bank in a principal amount equal to the applicable Commitments retained by it. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes; such new Notes shall be dated the date of the surrendered Notes which they replace and shall otherwise be in substantially the form of Exhibit B-1, B-2, B-3 or B-4 hereto, as applicable. Canceled Notes shall be returned to the Borrowers.

                      (f) Each Bank may, without the consent of the Borrowers or the Agent, sell participations to one or more banks or other entities (each a "Participant") in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it and the Notes held by it); provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Note for all purposes under this Agreement, (iv) the Borrowers, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, (v) in any proceeding under the Bankruptcy Code such Bank shall be, to the extent permitted by law, the sole representative with respect to the obligations held in the name of such Bank whether for its own account or for the account of any Participant and (vi) such Bank shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement or the Note or Notes held by such Bank other than any such amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest and which is described in subsection 9.1(a) hereof.

                      (g) If amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Note, provided that in purchasing such participation such Participant shall be deemed to have agreed to share with the Banks the proceeds thereof as provided in Section 9.8. The Borrowers also agree that each Participant shall be entitled to the benefits of Sections 2.13, 2.14, 2.15 and
9.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the Bank selling the participation would have been entitled to receive in respect of the amount of the participation transferred by such Bank to such Participant had no such transfer occurred.

                      (h) If any Participant is organized under the laws of any jurisdiction other than the United States or any state thereof, the Bank selling the participation, concurrently with the sale of a participating interest to such Participant, shall cause such Participant (i) to represent to the Bank selling the participation (for the benefit of such Bank, the other Banks, the Agent and the Borrowers) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrowers or the Bank selling the participation with respect to any payments to be made to such Participant in respect of its participation in the Loans and (ii) to agree (for the benefit of such Bank, the other Banks, the Agent and Borrowers) that it will deliver the tax forms and other documents required to be delivered pursuant to Section 2.13 and comply from time to time with all applicable U.S. laws and regulations with respect to withholding tax exemptions.

                      (i) Any Bank may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release a Bank from any of its obligations hereunder.

                  9.7 Confidentiality. The Banks agree that they will maintain all information and financial statements provided to them or otherwise obtained by them with respect to the Borrowers and their Subsidiaries confidential and that they will not disclose the same or use it for any purposes; provided that nothing herein shall prevent any Bank from disclosing any such information (a) to the Agent or any other Bank, (b) to any prospective assignee or participant in connection with any assignment or participation of Loans permitted by this Agreement, (c) to its employees, directors, agents, attorneys, accountants and other professional advisers, provided that any such person is advised by such Bank that such information is subject to the confidentiality limitations of this Section, (d) upon the request or demand of any Governmental Authority having jurisdiction over such Bank, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, provided that Borrowers have (unless prohibited by the terms of any such order or requirement) been advised at least ten (10) days (or if such is not possible or practicable, such lesser number of days as is possible or practicable under the circumstances) prior to such disclosure of the existence of such order or requirement, (f) which has been publicly disclosed other than in breach of this Agreement, or (g) in connection with the exercise of any remedy hereunder or under the Notes.

                  9.8 Adjustments; Set-off. (a) If any Bank (a "benefitted Bank") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 7(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Loans, or interest thereon, being paid in respect of Loans being repaid simultaneously therewith or Loans required hereby to be paid proportionately such benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's Loan, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrowers agree that each Bank so purchasing a portion of another Bank's Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

                      (b) In addition to any rights and remedies of the Banks provided by law, upon the occurrence of an Event of Default, each Bank shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrowers hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank to or for the credit or the account of the Borrowers. Each Bank agrees promptly to notify the Borrowers and the Agent after any such set-off and application made by such Bank, that the failure to give such notice shall not affect the validity of such set-off and application.

                  9.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and each of the Banks.

                  9.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  9.11 Integration. This Agreement represents the agreement of the Borrowers, the Agent and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Bank relative to subject matter hereof not expressly set forth or referred to herein or in the Notes or the other Loan Documents. To the extent that any of the terms of the Credit Agreement and any other Loan Document are inconsistent, the terms of the Credit Agreement shall control.

                  9.12 GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS HAVE BEEN EXECUTED IN THE COMMONWEALTH OF PENNSYLVANIA AND SAID DOCUMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA.

                  9.13 Submission To Jurisdiction; Waivers. Each of the Borrowers hereby irrevocably and unconditionally:



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






                       (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, the Notes or the other Loan Documents, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the Commonwealth of Pennsylvania, the courts of the United States of America for the Eastern District of Pennsylvania, and appellate courts from any thereof;

                       (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                       (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at the address set forth in Section 9.2 for the Borrowers or at such other address of which the Agent shall have been notified pursuant thereto; and

                       (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                  9.14 Acknowledgments. Each of the Borrowers hereby acknowledges that:

                       (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Notes and the other Loan Documents;

                       (b) neither the Agent nor any Bank has any fiduciary relationship to such Borrower, and the relationship between the Agent and the Banks, on one hand, and such Borrower, on the other hand, is solely that of debtor and creditor; and

                       (c) no joint venture exists among the Banks or among the Borrowers and the Banks.

                  9.15 WAIVERS OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENT AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS AND FOR ANY COUNTERCLAIM THEREIN.

                  9.16 Borrowers' Obligations. (a) All obligations of the Borrowers hereunder and under the other Loan Documents are joint and several.

                       (b) The Borrowers are interdependent for their operational and financial needs, and they and the Banks intend that each Borrower be jointly and severally liable for each


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



monetary obligation, warranty and covenant obligation arising under this Agreement. The delivery of funds to any Borrower under this Agreement shall constitute valuable consideration and reasonably equivalent value to all Borrowers for the purpose of binding them and their assets on a joint and several basis for the obligations of the Borrowers hereunder. The Agent may enforce this Agreement against any Borrower without first making demand upon or instituting collection proceedings against any other Borrower.

                       (c) The unconditional liability of each Borrower for all of the obligations of the Borrowers hereunder shall not be impaired by any event whatsoever, including, but not limited to, the merger, consolidation, dissolution, cessation of business or liquidation of any Borrower; the financial decline or bankruptcy of any Borrower; the failure of any other party to guarantee the obligations of the Borrowers hereunder or to provide collateral therefor; the Banks' compromise or settlement with or without release of any Borrower; the Agent's release of any collateral for the obligations of the Borrowers hereunder, with or without notice to the Borrowers; the Agent's or Banks' failure to file suit against any Borrower (regardless of whether such Borrower is becoming insolvent, is believed to be about to leave the state or jurisdiction or any other circumstance); the Agent's or Banks' failure to give any Borrower notice of default; the unenforceability of the obligations of the Borrowers hereunder against any Borrower due to bankruptcy discharge, counterclaim or for any other reason; the Agent's or Banks' acceleration of the obligations of the Borrowers hereunder at any time; the extension, modification or renewal of the obligations of the Borrowers hereunder or any Loan Document; the Agent's or Banks' failure to undertake or exercise diligence in collection efforts against any party or property; the termination of any relationship of any Borrower with any other Borrower, including, but not limited to, any relationship of commerce or ownership; any Borrower's change of name or use of any name other than the name used to identify such Borrower in this Agreement; or any Borrower's use of the credit extended for any purpose whatsoever.

                       (d) The Borrowers' respective rights of contribution, reimbursement, subrogation and any other rights among themselves are not impaired by this Agreement, except that each Borrower agrees not to seek payment directly or indirectly from another Borrower through a claim of indemnity, contribution, or otherwise with respect to the obligations of the Borrowers hereunder, until such obligations have been repaid in full, all Letters of Credit shall have been terminated or expired and the Commitments have terminated.

                       (e) In any action or proceeding involving any state corporate law or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations hereunder of any Borrower would otherwise be held or be determined to be void, invalid or unenforceable on account of the amount of the obligations of the Borrowers hereunder, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Borrower, any Bank, the Agent or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors determined in such action or proceeding.


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



                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                        CECO GROUP, INC.


                        By: ___________________________
                        Name:
                        Title:

                        CECO FILTERS, INC.


                        By: ____________________________
                        Name:
                        Title:

                        AIR PURATOR CORPORATION


                        By: _____________________________
                        Name:
                        Title:

                        NEW BUSCH CO., INC.


                        By: ______________________________
                        Name:
                        Title:

                        THE KIRK & BLUM MANUFACTURING COMPANY


                        By: _______________________________
                        Name:
                        Title:

                        KBD/TECHNIC, INC.


                        By: _______________________________
                        Name:
                        Title:


                        PNC BANK, NATIONAL ASSOCIATION,
                         as Agent and as a Bank

                        By:_____________________________
                        Title: Vice President

                        FIFTH THIRD BANK,
                         as a Bank

                        By:_____________________________
                        Title:

                        BANK ONE, NA,
                         as a Bank

                        By:_____________________________
                        Title:

                                     Annex I

                           Applicable Margins and Fees


Initial Applicable Margin



--------------------------------------------------------------------------------
     Loans               Applicable Margin for       Applicable Margin for Base
                           Eurodollar Loans                  Rate Loans
--------------------------------------------------------------------------------
Revolving Loans                  3.00%                          1.50%
--------------------------------------------------------------------------------
  Term Loan A                    3.00%                          1.50%
--------------------------------------------------------------------------------
  Term Loan B                    3.50%                          2.00%
--------------------------------------------------------------------------------
  Term Loan C                    3.00%                          1.50%
--------------------------------------------------------------------------------




Ongoing Margins

R = Revolving Credit Loans
A = Term A Loans
B = Term B Loans


===========================================================================================================================
                                                                   Compliance Levels
===========================================================================================================================
Basis for                            I                       II                       III                      IV
Determination
---------------------------------------------------------------------------------------------------------------------------
Leverage Ratio             < 2.25 to 1                 > 2.25 to 1 but      > 2.75 to 1 but                > 3.25 to 1
                           -                                                                               -
                                                         < 2.75 to 1        < 3.25 to 1
                                                         -                  -
===========================================================================================================================
Applicable Margin          R, A  - 0.75%          R, A  - 1.00%             R, A  - 1.25%           R, A  - 1.50%
for Base Rate Loans        B     - 1.50%          B     - 1.50%             B     - 1.75%           B     - 2.00%
===========================================================================================================================
Applicable Margin          R, A  - 2.25%          R, A  - 2.50%             R, A  - 2.75%           R, A  - 3.00%
for Eurodollar Loans       B     - 3.00%          B     - 3.00%             B     - 3.25%           B     - 3.50%
===========================================================================================================================
Applicable                        0.375%                  0.40%                     0.45%                   0.50%
Commitment Fee
Percentage
===========================================================================================================================


                                   Schedule I

                         Bank and Commitment Information

                                                                            Commitments
Bank                                Revolving Credit            Term Loan A             Term Loan B         Term Loan C
----                                ----------------            ----------------        -----------         -----------

PNC Bank,                           $3,333,334.00               $4,833,334.00           $2,833,334.00       $666,667.00
National Association

Fifth Third Bank                    $3,333,333.00               $4,833,333.00           $2,833,333.00       $666,666.00

Bank One, NA                        $3,333,333.00               $4,833,333.00           $2,833,333.00       $666,666.00





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